    As filed with the Securities and Exchange Commission on August 25, 1998

                             Registration No: 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ALL AMERICAN FOOD GROUP, INC.
            (Exact name of registrant as specified in its charter)

           New Jersey                        5461                       33-0567363
  (State or other jurisdiction     (Primary Standard Industrial       (IRS employer
of incorporation or organization)   Classification Code Number)   identification number)

                               104 New Era Drive
                      South Plainfield, New Jersey 07080
                                (908) 757-3022
              (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive
                   offices and principal place of business)

                                Andrew Thorburn
                     Chairman and Chief Executive Officer
                         All American Food Group, Inc.
                               104 New Era Drive
                      South Plainfield, New Jersey 07080
                                (908) 757-3022
  (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   COPY TO:

                               Hank Gracin, Esq.
                                Lehman & Eilen
                     50 Charles Lindbergh Blvd., Suite 505
                              Uniondale, NY 11553
                                (516) 222-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                  Proposed       Proposed
Title Of Each                                      Maximum        Maximum
  Class Of            Amount       Aggregate      Aggregate      Amount Of
Securities To         To Be        Price Per      Offering      Registration
Be Registered       Registered     Share(1)       Price(1)         Fee(5)
-------------       ----------     ---------      ---------     ------------
Common Stock,
no par value (2)    2,564,103        .0625        $160,256.44     $47.28

Common Stock,
no par value (3)    5,208,333        .0625         325,520.81      96.03

Common Stock,
no par value (4)      273,008        .0625          17,063.00       5.03

Total               8,045,444        .0625        $502,840.25    $148.34

(1) Estimated solely for the purpose of calculating the registration fee. The Proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the closing price reported in the OTC Bulletin Board on July 31,1998.

(2) Issuable upon the conversion of Series G Preferred Stock (the "Series G Preferred Stock"), which is estimated based on the conversion terms set forth in the resolution establishing such class and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Series G Preferred Stock will be converted.

(3) Issuable upon the conversion of Series H Preferred Stock (the "Series H Preferred Stock"), which is estimated based on the conversion terms set forth in the resolution establishing such class and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Series H Preferred Stock will be converted.

(4) Issuable upon exercise of warrants evidencing the right to purchase shares of Common Stock, which is estimated based on the Subscription Agreements relating to the Series G Preferred and Series H Preferred, with provide for the issuance of warrants upon conversion of such Preferred Stock, and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock subject to warrants to be issued upon conversion of said

Series G Preferred and Series H Preferred.

(5) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in the registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                     An Exhibit Index appears on page II-3

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED AUGUST 24, 1998
                                  PROSPECTUS

                         ALL AMERICAN FOOD GROUP, INC.

                      8,045,444 SHARES OF COMMON STOCK*
                              (without par value)

This Prospectus relates to the sale from time to time by certain persons (the "Selling Stockholders") of 8,045,444 shares (the "Shares") of common stock, without par value per share (the "Common Stock"), of All American Food Group, Inc., a New Jersey corporation (the "Company"). See "Selling Stockholders." The Company is not offering any shares of Common Stock hereunder and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. Included in the number of shares offered hereby are an estimated 273,008 shares issuable under warrants which, upon conversion of the Series G and Series H Preferred Stock, are issuable to the Selling Stockholders (the "Warrants"). The Company will receive proceeds represented by the exercise price of the Warrants if exercised by the holders thereof. It is anticipated that the Selling Stockholders will offer such shares from time to time in the over-the-counter market at the then prevailing market prices and terms or in negotiated transactions and without the payment of any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. See "Plan of Distribution." The Selling Stockholders also may sell such shares from time to time pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

The Common Stock is traded on the OTC Bulletin Board under the symbol "AAFG." On August 21, 1998, the closing bid price of the Common Stock on the OTC Bulletin Board was $.0625 per share.

*The shares of Common Stock offered hereby include the resale of such presently indeterminate number of shares of Common-Stock issuable upon conversion of the Series G and Series H Preferred Stock (the "Preferred Stock"), issued in separate private placements in March 1998 and May 1998, respectively (the "Private Placements"), and a presently indeterminate number of shares of Common Stock issuable upon the exercise of Warrants to be issued to the Selling Stockholders upon conversion of the Series G and Series H Preferred Stock. The number of shares of Common Stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate based on the conversion terms set forth in the resolution establishing such series of Preferred Stock and the Subscription Agreements relating thereto, and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. If, however, 10,000 shares of Series G Preferred Stock and 25,000 shares of Series H Preferred Stock were converted, based on the closing bid price of the Common Stock as reported on the OTC Bulletin Board on August 21, 1998, and all Warrants issuable in connection therewith were issued and exercised, the Company would be obligated to issue a total of 8,045,444 shares of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock into which the Preferred Stock will be converted and related Warrants will be exercised. See "Risk Factors" on pages 6-11 of this Prospectus.

                      (cover page continued on next page)

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGES 6-11 OF THIS PROSPECTUS FOR A DESCRIPTION OF RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company has agreed to bear all of the expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution." The Company has also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The total expenses to be paid by the Company for this offering are estimated at $40,000.

            THE DATE OF THIS PROSPECTUS IS _________________, 1998

                          FORWARD-LOOKING STATEMENTS

Certain information contained under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere include "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements contained in such discussions. Additional information on the risk factors which could affect the Company's financial results is included under the caption "Risk Factors" commencing on page 6 of this Prospectus.

                              PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  The Company

    All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises bagel stores, licenses a gourmet soup line, operates retail bagel stores and distributes equipment and food products to its franchisees and licensees. In the bagel segment of its business, the Company owns and operates seven retail stores and franchises bagel stores under the name "Goldberg's New York Bagels" and "Goldberg's New York Deli and Bagels." The Company distributes its proprietary line of gourmet soups in bot its bagel stores and to unaffiliated licensees under the trademark "Soup Chef."

    The Company franchises its bagel stores under two distinct but complimentary concepts. Stores operating under the trade name "Goldberg's New York Bagels" offer bagels and related dairy products in a fully kosher retail environment and under strict kosher supervision. In addition to bagels, the menu consists of various spreads, salads, bakery items and beverages, including coffee and other hot and cold beverages. Some of the kosher stores operate under the trade name "Sammy's New York Bagels", the original retail name for the fully kosher stores.

    The stores operating under the alternative trade name "Goldberg's New York Deli and Bagels" or variations thereof, offer a similar menu, but are not restricted to a kosher diary menu. These stores offer a full line of delicatessen meats, including turkey, roast beef, ham, salami and similar cold cuts. Although the Company has sought to maintain the maximum compatibility between the two store concepts, the bagel and deli stores generally have a wider choice of food items to offer in each retail category than the fully kosher stores.

    The Company's operations are based on those of a group of bagel shops operating in New York and New Jersey under variations of the "Goldberg" name since 1938. In October 1993, the Company acquired two such restaurants (one of which subsequently was sold), together with exclusive franchise rights to their recipes, flours, mixes and equipment and the prior owners' related bagel bakery equipment business. In September 1994, the Company acquired three Sammy's kosher stores (one of which subsequently was sold) and a commissary. Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel. As of July 31, 1998, the Company's retail system consisted of eighteen Goldberg's and nine kosher stores located in nine states, including seven Goldberg's and one kosher stores owned and operated by the Company and ten Goldberg's and seven kosher stores operated under franchise or license arrangements with the Company.

    The Company also distributes and services its bagel bakery equipment for use by its franchisees. The Company's equipment utilizes the old-fashioned method of boiling, then baking bagels with revolving tray ovens. Management believes that the Company is the only franchisor of bagel stores that provides bagel equipment directly to its franchisees.

    In October 1997, the Company acquired certain recipes and expertise associated wit the production of a line of gourmet soups previously sold under the retail name "The Soupman." The Company also retained Faud el Hashmi, the founder and executive chef of "The Soupman" concept under a long term consulting agreement. The Company has spent significant resources in a the development of a business plan for he manufacture, distribution and retail licensing of a gourmet soup line, including several retail tests in various store locations. Based on these results, the Company has now completed agreements for the production and manufacture of its proprietary soups by third party food vendors, and developed prototype kiosks and counter-top units for use in the retail sale of the gourmet soups.

    In addition to adding the gourmet soup line to its own and franchised bagel stores, the Company has now launched a licensing program for the sale of "SoupChef(TM)" licenses to the food service industry. Based on its test results and the preliminary response to its licensing efforts, the Company expects that the "SoupChef" line of gourmet soups will be able to produce significant revenue to the Company beginning in its 1999 fiscal year.

    The Company intends to expand its retail operations primarily through franchising, and to a lesser extent, through acquisitions in key markets. Management believes that food service franchising in general, and the franchising of bagel and gourmet soup restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption nearly doubled from 1993 to 1996. Management believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal.

    Management believes that the Company has a unique combination of characteristics that will help it to build a successful nationwide chain of franchised and licensed restaurants under both of its concepts. The Company's key competitive strengths include the following:

         - Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared in the old-fashioned style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

         - Experience. The Company's bagel products and operating systems are based on those developed by the Goldberg family during the 58 years of operation of its family-owned bagel shops. The Company's products and operating systems are the product of this half-century of experience.

         - Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts. Management also believes that the availability of these two concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

         - Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. In addition to the market for kosher products by consumers requiring kosher food by reason of dietary restrictions in connection with their religious faith, management believes that a market for kosher products also exists among consumers who are not subject to such restrictions, but who view kosher certification as a sign of high quality, authenticity and careful preparation.

         - Equipment Business. Management believes that the Company is unique in designing, manufacturing and distributing its bagel bakery equipment and providing consulting services in connection with the sale and installation of such equipment. Management believes that this capability provides the Company with a distinct advantage in equipping and advising its franchise outlets and in ensuring the quality of its products.

         - Gourmet Soup. Management believes that there is ample evidence in the general media, the food industry press and in its own trials to indicate that the sale of gourmet soups is one of the most rapidly growing segments of the food business. The Company's own line of soups, along with its distinct method of marketing the soups through in store kiosks, represents an outstanding additional business opportunity to the Company, both as an added item to the menu of its bagel stores and as a stand-alone licensing venture.

                                 THE OFFERING

    Common Stock Offered..............      8,045,444 shares (based upon the
                                            7,772,436 shares issuable upon the
                                            conversion of Series G and Series H
                                            Preferred Stock, based on the Market
                                            Price (as defined in the Preferred
                                            Stock) of $.06 per share on August
                                            21, 1998) and 273,008 shares
                                            issuable upon exercise of the
                                            warrants

    Common Stock Outstanding
    Prior to Offering.................      13,439,787 shares

    Common Stock to be Outstanding
    Immediately After Offering........      13,439,787 shares based on all
                                            shares offered under this Prospectus

    Use of Proceeds...................      None of the proceeds of the sale of
                                            the Common Stock registered
                                            hereunder will accrue to the
                                            Company.  See "Use of Proceeds."

    Risk Factors......................      The Securities offered hereby
                                            involve a high degree of risk.
                                            Investors should purchase the
                                            securities offered hereby only
                                            if they can afford the loss of
                                            their entire investment.

    OTC Bulletin Board................      "AAFG"

    The Company was incorporated under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. The Company changed its name to "All American Food Group, Inc." on October 24, 1995. Its executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080 and its telephone number is (908) 757-3022.

                               CURRENT FINANCING

    In March, 1998, pursuant to a private placement, the Company sold to two investors 10,000 shares of Series G Preferred Stock. In May, 1998, pursuant to a second private placement, the Company sold to two other investors 25,000 shares of Series H Preferred Stock. The holders of the Series G and Series H Preferred Stock may convert their Preferred Stock into Common Stock (the "Conversion Shares"), and the Company has the right, under certain circumstances, to require such conversion In connection with such private placements, the Company issued warrants to purchase up to 273,008 shares of its Common Stock and agreed to issue additional warrants, as and when the Preferred Stock is connected to Common Stock (herein, the "Warrant Shares").
The Conversion Shares and Warrant Shares constitute the Selling Stockholders' Common Stock being offered and sold by the Selling Stockholders pursuant to this Prospectus. See "Description of Securities," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Selling Stockholders and Plan of Distribution."

                           SUMMARY OF FINANCIAL DATA

    The summary financial data set forth below are derived from the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere in this Prospectus. The Consolidated Financial Statements of the Company as of, and for the six months ended, April 30, 1998 and 1997, are unaudited.

The summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Consolidated Financial Statements of the Company and the Notes thereto, and "Management's Discussion and Analysis or Plan of Operation," included elsewhere in this Prospectus. The financial data set forth below gives effect to a one-for-two reverse split of the Company's Common Stock effected as of December 5, 1996 and a ten-for one reverse split of the Company's Common Stock effected as of February 25, 1998.

    Statement of Operations Data:


                                              Year               Year           Six Months Ended April 30,
                                              Ended              Ended                  (Unaudited)
                                            October 31,       October 31,       --------------------------
                                              1996               1997             1998             1997
                                            -----------       -----------         -----            ----
    Revenues........................         $2,240,187        2,809,885        1,069,376          720,179
    Net Loss........................        $(1,973,592)      (5,698,591)      (1,865,405)       1,368,953
    Net Loss per share..............             $(1.12)          ($1.58)          ($1.26)          ($4.90)
    Weighted average number of
         common shares
         outstanding................          1,373,708        3,634,442        1,495,373          285,863


Balance Sheet Data (unaudited):

                                       April 30, 1998
                                       --------------
Current assets...................        $1,608,979
Current liabilities..............        $2,395,821
Working capital (deficit)........         ($786,842)
Total assets.....................        $5,244,343
Total long term debt.............          $191,072
Deferred franchising revenue.....                -0-
Redeemable preferred stock.......          $280,630
Common stock.....................       $12,455,397
Non-redeemable preferred stock...         1,404,874
Accumulated deficit..............       $11,849,419

                                 RISK FACTORS

     The securities offered hereby are highly speculative and involve a high degree of risk and substantial dilution. An investment in these securities should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing the securities offered hereby.

Limited Operating History; Operating Losses

    The Company has been in existence for approximately four years and eight of the twenty-seven stores currently in operation by the Company or under franchise or license arrangements have been in operation for less than 12 months. Further, the Company incurred net losses of $1,973,527 and $ for the fiscal years ended

    October 31, 1996 and 1997, respectively, and, as of April 30, 1998, had an accumulated deficit since inception of approximately $11,849,419. Such operating losses and deficits reflect the cost of developmental and other start-up activities including, in particular, the acquisition of the Company's initial retail stores and equipment business and the development of its franchise program. The Company expects to continue to incur significant but decreasing losses in the future as it implements its expansion program.

    The Company's operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications, as well as specific risks of the food service and franchising industries. There can be no assurance that the Company will achieve or sustain profitable operations or that it will be able to remain in business. In particular, there can be no assurance that the Company-owned and operated stores will operate profitably, that the Company will succeed in opening additional stores successfully, that stores currently operating under franchise or license arrangements will operate successfully or that the Company will be successful in selling additional franchises.

Need for Additional Working Capital

    The Company anticipates that it will require additional capital resources to satisfy its capital requirements for the next 12 months. The Company's capital requirements depend upon many factors, including the Company's ability to market its franchises and operate its own stores successfully, as well as market developments and cash flow from operations. To the extent that the Company's capital resources and cash generated from operations are insufficient to fund the Company's activities, the Company will be required to raise additional funds through bank borrowings or equity or debt financings. There can be no assurance that additional financing, if required, will be available at all or in amounts or on terms acceptable to the Company. In addition, any equity financing could result in dilution to the Company's existing shareholders. Failure to obtain additional working capital in a timely manner or on acceptable terms would have a material adverse effect on the Company, its operations, financial results and prospects.

Volatility of Stock Price

    The trading price for the Common Stock has been highly volatile and could continue to be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general conditions in the food service industry or the general economy, and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for public companies generally, or within broad industry groups, which fluctuations may be unrelated to the operating results or other circumstances of a particular company. Such fluctuations may adversely affect the liquidity of the Common Stock, as well as the price that holders may achieve for their shares upon any future sale.

 Adverse Effects of Nasdaq Delisting

    On July 16, 1998, the Company's Common Stock was delisted from The Nasdaq SmallCap Market due to the Company's inability to satisfy the continued listing standards of The Nasdaq SmallCap Market. Such delisting of the Common Stock is likely to adversely affect the price of the Common Stock and the ability of holders to sell their shares, as well as the Company's ability to raise additional capital to fund its operations. In addition, in order to be relisted on Nasdaq, the Company will be required to comply with the initial listing requirements, which are substantially more onerous than the maintenance standards.

    So long as the share price for the Company's Common Stock remains below $5.00 per share, unless the Company satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years), the Common Stock is subject to the so-called "penny stock" rules promulgated by the Securities and Exchange Commission (the "Commission"). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor"
                                       7

    (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks. These additional sales practice and disclosure requirements are likely to adversely effect the level of trading activity in the secondary market and could impede the sale of the Company's Common Stock in that market, with a concomitant adverse effect on the price of the Common Stock in the secondary market.

No Dividends

    The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. It is anticipated that earnings, if any, will be used in the Company's operations and to finance the expansion of its business.

Seasonal and Quarterly Fluctuations

    The Company's interim results of operations may be affected by the timing of the sale of franchises and the opening of new stores, receipt of franchise and market area developer fees and seasonal factors, such as weather conditions, in the areas where stores are located. In addition, the Company's results may be affected by the timing of expenses associated with its expansion.

Dependence on Franchisees

    The Company will realize a substantial portion of its revenues from initial franchise fees, ongoing royalty payments from its franchisees and the sale of foodstuffs and equipment to its franchisees. The Company is therefore substantially dependent upon its ability to attract, retain and contract with suitable franchisees, and the ability of these franchisees to open and operate their stores successfully. Should the Company experience difficulty in attracting suitable franchisees, or should the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. Such a reduction in revenues may also have an adverse effect on the Company's ability to sell new franchises and on its financial results and prospects. Consequently, the Company's financial prospects are directly related to the success of its franchisees, over which the Company has no direct control. There can be no assurance that either the Company or its franchisees will be able to develop new franchises, or operate the Company's bagel stores, successfully.

Expansion

    The opening and success of the Company's bagel stores will depend on various factors, including the availability of suitable sites; the ability of franchisees to negotiate acceptable lease terms for new locations, to obtain construction and any other necessary permits in a timely manner, and to meet construction and opening schedules; the Company's ability to manage its anticipated expansion and to hire and train personnel; and general and local economic and business conditions. The foregoing factors are not within the control of the Company.

    The Company's proposed expansion also will require the implementation of enhanced operational and financial systems and will require additional management, operational and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's operations, financial results and prospects. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. In addition, there can be no assurance of the viability of the Company's concepts in new geographic regions or particular local markets.

Competition; Ease of Entry into Business

    The food service industry, in general, and the fast-food and take-out sectors in particular, are intensely competitive. The Company competes, and can be anticipated to compete, against well established food service companies with substantially greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than the Company's, as well as against a large number of local food establishments that offer similar or competitive products. In addition, management believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are comparable to the start-up costs of the Company's bagel stores and, accordingly, such start-up costs are not an impediment to entry into the retail bagel business. Further, as the demand for bagels increases and consumers become more familiar with the product, they also may be expected to become increasingly discriminating in selecting bagels based on quality and value. There can be no assurance that the Company can compete successfully in this complex and changing market.

Food Service Industry

    Food service businesses often are affected by changes in consumer and competitive conditions, including changes in consumer tastes; national, regional, and local economic conditions and demographic trends; traffic patterns, and the type, number, and location of competing businesses. Adverse publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores also may adversely affect multi-unit chains such as the Company. In addition, factors such as inflation, increased food, labor, and employee benefit costs, regional weather conditions and the unavailability of experienced management and hourly employees also may adversely affect the food service industry in general, and the Company's operations, financial results and prospects in particular.

Government Regulation

    The Company's franchise operations are subject to regulation by the Federal Trade Commission (the "FTC") in compliance with the Uniform Franchise Act which requires, among other things, that the Company prepare and update a comprehensive disclosure document in connection with the sale and operation of its franchises. The Company and its franchisees also must comply with state franchising laws and a wide range of other state and local rules and regulations applicable to their businesses. Compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply could have a material adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations governing substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims, although it intends to obtain such coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover potential claims against the Company.

    This Prospectus does not constitute, and shall not be construed as, an offer to sell a Goldberg's or Sammy's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's or Sammy's franchise business.

Lack of Trademark and Patent Protection

    In relation to its bagel business, the Company has no registered trademark or service mark protection under federal trademark law. While management believes that, in the food service industry, trademarks, service marks and the "look" ("trade dress"), of a retail chain can be adequately protected by common law, there can be no assurance that the absence of protected, registered marks will not have an adverse effect on the Company's competitive position, business or prospects. Further, although the Company modifies and installs certain bagel bakery equipment in a proprietary manner, the Company does not believe these refinements are patentable. Therefore, there can be no assurance as to whether, to what extent, or for what period of time the Company may enjoy a competitive advantage based on the availability of its equipment. In addition, it is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. The Company has filed for federal trademark protection for its "SoupChef" name and logo.

Dependence on Key Personnel

    The Company is substantially dependent upon the personal efforts and abilities of its senior management. The loss of any of the Company's senior management personnel could adversely affect the Company until such time, if any, as a suitable replacement is found. The Company's ability to develop and market its products and to achieve and maintain its competitive position depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.

Effect of Preferred Stock Conversion and Exercise of Warrants

    Upon conversion of the Preferred Stock and exercise of the Warrants there will be not less than 9,111,562 shares of Common Stock outstanding, consisting of 5,394,343 shares currently outstanding and a minimum of 3,717,219 shares (and potentially substantially more depending upon the Market Price at the time of conversion) issuable upon conversion of the Preferred Stock and exercise of the Warrants available for offer by the Selling Stockholders, which shares will be tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), as long as the Prospectus covering such sales remains current and effective. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, whether offered by the Selling Stockholders or others, will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing.

Limitations on Directors' and Officers' Liability

    As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Company's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws (the "By-Laws") require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities. In addition, the Charter provides that the personal liability of directors and officers of the Company to the Company and its shareholders shall be limited under certain circumstances.

Potential Adverse Effect of Certain Anti-Takeover Provisions

    The corporate law of the State of New Jersey, the Company's state of incorporation, and the Company's Charter, contain provisions that may discourage proposals or bids to acquire the Company. Such provisions authorize the issuance of a maximum of 4,000,000 shares of Preferred Stock (of which 863,336 shares were outstanding as of August 21, 1998) on terms which may be fixed by the Company's Board of Directors without shareholder action. The terms of any series of Preferred Stock, which July include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of Preferred Stock could make the takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders, and the market price of the Common Stock.

Shares Eligible for Future Sale; Issuance of Additional Shares

    Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. All of the outstanding shares of the Company's Common Stock are freely tradeable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and Preferred Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in this Offering.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Common Stock of the Company traded on Nasdaq SmallCap Market under the symbol "AAFG" from December 1996 to July 16, 1998.

    The following table sets forth the range of high and low close prices for the Company's Common Stock for each quarterly period indicated, as reported by brokers and dealers making a market in the capital stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions:

                                 COMMON STOCK

QUARTER ENDED              HIGH          LOW
-------------              ----          ---

June 30, 1998              $1.1875      $0.25
March 30, 1998               .56          .1250
December 31, 1997           2.08          .3750
September 31, 1997          3.00         1.75


                              REGISTRATION RIGHTS

    In connection with the Company's private placement of 10,000 shares of Series G Preferred Stock on March 25, 1998 and 25,000 shares of Series H Preferred Stock on May 5, 1998, the Company agreed to use its best efforts to cause this registration statement to become effective and to keep the registration statement effective for two years or until the Preferred Stock holders may sell all registerable securities under Rule 144 or until they no longer owns any registerable securities, whichever occurs first. The Company will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and state securities laws other than any underwriting discounts and commissions respectively.

    If the Registration Statement is not effective ninety (90) days after the respective subscription dates for the Series G and H Preferred (i.e. June 25, 1998 and August 5, 1998) (the "Initial Date"), the Company may be required to make payments to the holders in such amounts and at such times as determined pursuant to their respective Subscription Agreements, which states that the amount to be paid by the Company to the holders shall be determined as of each Computation Date, and such amount shall be equal to three percent (3%) of the purchase price paid by the holder for the Preferred Stock for each thirty day period (or prorated portion thereof) until the Registration Statement is declared effective by the SEC.

    In connection with the Company's private placement of the Preferred Stock, the Company also issued to the holders Warrants to purchase 273,008 shares of Common Stock exercisable for a period of five (5) years. The Company is required to include in this a Registration Statement the number of shares of Common Stock issuable upon the exercise of the above Warrants.


                    USE OF PROCEEDS FROM SALE OF DEBENTURES

    None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.

    Through private placement, the Company has obtained $250,000 of financing in the form of 10,000 shares of Series G Preferred Stock and 25,000 shares of Series H Preferred Stock.

    The Company has applied the net proceeds of the Preferred Stock for working capital purposes.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

    The Selling Stockholders whose Conversion Shares and 273,008 of Warrant Shares are being registered hereby is Paril Holding, Dayan International Corp., Augtost Anstalt Schaan and Balmore Funds, S.A. Paril Holding is a foreign entity with a principal place of business located at Martastrasse 137, Postfach 8040, Zurich Switzerland. Dayan International Corp. is a foreign entity with a principal place of business located at 28 Cranwich Road, London N165JX England. Austost Anstalt Schaan is a foreign entity with a principal place of business located at 7440 Fuerstentum, Lichenstein, Landstrasse 163. Balmore Funds, S.A. is a foreign entity with a principal place of business located at P.O. Box 4603, Zurich, Switzerland. None of the above investors has a domestic agent for service of process. These investors have no other affiliation with the Company or its officers, directors, promoters or principal shareholders.

    It may be difficult for United States investors to effect service within the United States upon the Selling Stockholders or its officers and directors or to realize in the United States upon judgments rendered against the Selling Stockholders or their officers and directors by courts of the United States predicated upon civil liabilities under the Securities Act of 1933 ("Securities Act") or state securities laws.

    The Company has agreed to register the public offering of the Selling Stockholders' shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Conversion Shares. The aggregate number of Conversion Shares that may be offered and sold pursuant to this Prospectus by the Selling Shareholders will be determined by how many shares are issued upon conversion of the Series G and Series H Preferred Stock, which will be determined by the conversion price applicable to the Conversion Shares. See "Description of Securities." The conversion price for the Series G Preferred Stock will be the lesser of the 65% of the average of the closing bid prices of the Common Stock for the five consecutive trading days preceding the conversion date or 75% of the average of the closing bid prices of the Common Stock for the five consecutive trading days preceding March 25, 1998 (or $.40). The conversion price for the Series H Preferred Stock will be the lesser of 80% of the average of the closing bid prices of the Common Stock for the five consecutive trading dates preceding the conversion date or 80% of the average of the closing bid prices of the Common Stock for the five consecutive trading days preceding May 5,1998 (or $.81). Assuming that the five day average closing bid price for the Common Stock was $.06 (which is the price calculated as of August 21, 1998) and that all of the Series

G and Series H Preferred Stock was converted at their respective 65% and 80% discount to such average closing bid price, the aggregate number of Conversion Shares issued would be 7,772,436 (excluding any Conversion Shares issued with respect to accrued interest on the Debentures at the time of conversion), and if all the Shares are sold, the Selling Stockholders would have no beneficial interest in the Common Stock of the Company, assuming that the Selling Stockholders did not acquire a beneficial interest in the Common Stock of the Company otherwise than through the conversion of the Preferred Stock, including, without, limitation, through the exercise of its Warrants.

    This Prospectus also relates to the resale of 273,008 Warrant Shares by the Selling Stockholders which may be acquired upon the exercise of the Warrants respectively held by them.

    The Selling Stockholders' Shares may be offered and sold from time to time as market conditions permit, provided that a registration statement covering such Shares is effective at the time of such offer and/or sale. Under Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein must be as of a date not more than 16 months prior to such use.

    The Selling Stockholders' Shares may be offered and sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Stockholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the share as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its accounts pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                CAPITALIZATION

    The following table sets forth the actual capitalization of the Company at April 30, 1998, as adjusted to reflect the sale of the Series G and Series H Preferred Stock and as further adjusted to reflect the conversion of all of the Series G and Series H Preferred Stock assuming that the Conversion Price of the Series G Preferred Stock was $.048 and the Conversion Price of the Series H Preferred Stock was $.039 on the date of the conversion, which is equivalent to 65% and 80%, respectively, of the closing price for the five days ended August 21, 1998. This table should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.




                                                                                                                   Proforma Assuming
                                                                        April 30, 1998      Proforma Assuming      Conversion of
                                                                          (unaudited)    Sale of Preferred Stock    Preferred Stock
                                                                          -----------    -----------------------   ----------------
    Series H Preferred Stock................                                         -0-             250,000                -0-
    Current liabilities (including current

     portion of long-term debt)...........................................    2,395,821              2,395,821           2,395,821
    Long term debt and other liabilities
      (excluding current portion).........................................    2,952,861              2,952,861           2,952,861
    Redeemable preferred stock, no par value; Series B shares,
     60,000 shares issued and outstanding (actual and as adjusted)........      280,630                280,630           280,630
    Non-redeemable convertible preferred stock; no par value; Series A,
      150,000 shares authorized, 10,000 shares issued and outstanding;
      Series C, 1,600,000 shares authorized, 813,336 shares issued and outstanding, ; Series D, 500 shares authorized, no shares issued and outstanding; Series E, 275 shares authorized, no shares issued and outstanding; Series F, 6,500 shares authorized, 5,000 shares issued and outstanding; Series G, 10,000 shares authorized, 10,000
      shares issued and outstanding ......................................    1,404,874              1,404,874         1,404,874
    Common Stock, no par value; 20,000,000 shares authorized, 5,394,343 shares issued and outstanding, actual; 13,166,779 shares
      outstanding, as adjusted............................................   12,455,397             12,455,397        12,455,397
      Retained earnings (deficit).........................................  (11,849,419)           (11,849,419)      (11,849,419)
    Total common stock, non-redeemable preferred stock
      and other stockholders' equity......................................    2,010,812              2,260,812         2,260,812

                             DIVIDEND POLICY

    The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the Company's operations and to finance the expansion of its business. See "Risk Factors -- No Dividends."

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this document. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future. The Company changed its fiscal year end to October 31 from January 31 during calendar year 1995. Therefore, for purposes if the following discussion, the Company's unaudited interim results for the three months ended January 31, 1995 have been combined with its results for the nine months ended October 31, 1995, as reflected in its audited financial statements for the period then ended to reflect results for the 12-month period ended October 31, 1995 ("Fiscal 1995"), which have been compared to the results for the full fiscal year ended October 31, 1996 ("Fiscal 1996").

    OVERVIEW

    Results of Operations - Six Months Ended April 30, 1998 and 1997

    Revenues for the six months ended April 30, 1998 (the "1998 Interim Period") were$1,774,942, an increase of $298,919, or 20%, from $1,476,023 for the six months ended April 30, 1997 (the "1997 Interim Period"). This increase is attributable to (i) an increase in store sales of $349,197, or 48%, to $1,069,376 in the 1998 Interim Period from $720,179 in the 1997 Interim Period, as a result of the St. Pete's acquisition, (ii) an increase in commissary and product sales of $274,676, or 77%, to $631,119 in the 1998 Interim Period from

$356,443 in the 1997 Interim Period, as a consequenceof a greater number of stores and a concomitant increase demand for product during the 1998 Interim Period, which were offset by (iii) a decrease in franchising activities of $324,954, or 14%, to $74,447 in the 1998 Interim Period from $399,401 in the
1997 Interim Period.

    Future equipment and commissary sales will be dependent on the Company's franchising activities and such sales will therefore increase or decrease in direct proportion to the Company's success in expanding its system of franchised stores.

    Cost of sales increased by $531,873, or 62% to $1,382,760 in the 1998 Interim Period from $850,887 in the 1997 Interim Perioddue tothe increase in sales. To the extent that future increases in the Company's total revenues are attributable to franchise fees market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues.

    Selling, general and administrative expenses decreased by $261,252, or 16%, to $1,328,161 in the 1998 Interim Period from 1,589,4113 in the 1997
Interim Period. This decrease in both absolute dollars and as a percentage of revenues is attributable to The Company's cost-cutting measures.

    Depreciation and amortization increased by $13,634, or 9%, to $162,575 in the 1998 Interim Period from $148,941 in the 1997 Interim Period.

    Interest expense increased by $66,989, or 267%, to $85,241 in the 1998 Interim Period from $18,252 in the 1997 Interim Period. Interest expense increased as a result of the debt assumed in the acquisition of the St. Pete's Bagels.

    The net loss increased by $496,452, or 36% to $1,865,405 in the 1998 Interim Period from $1,368,953 in the 1997 Interim Period. The first quarter loss acounts for 73% of the year to date loss indicating a positive trend to reduce losses. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure, including the support structure necessary to fulfill its obligations under its franchise agreements and the anticipation of additional franchise sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates, that during the fiscal year ending October 31, 1998, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing stores, increased equipment sales to new franchisees, increased sales in existing Company-owned stores and sales revenues fro newly opened Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and market development franchises and to open additional franchise stores.

    Results of Operations - 1997 and 1996

    Revenues for the year ended October 31, 1997 ("Fiscal 1997") were $2,647,554 an increase of $569,698, or 25%, from $2,240,187 for the year ended October 31, 1996 ("Fiscal 1996"). This increase is attributable to (I) an increase in store sales of $376,008, or 27%, to $1,777,274 in the Fiscal 1997 from $1,401,266 in the Fiscal 1996, as a result of an increase to ten stores from six stores by the Company during the year, (ii) an increase in commissary and product sales of $94,793, or 26%, to $456,462 in Fiscal 1997 from $361,669 in Fiscal 1996, as a consequence of a greater number of franchise stores, and a concomitant increase in demand for product during the Fiscal 1997, (iii) an increase in equipment sales of $91,922, or 46%, to $291,320 in Fiscal 1997 from $199,398 in Fiscal 1996, and (iv) an increase in franchising activities of $6,975, or 3%, to $284,829 in the Fiscal 1997 from $277,854 in Fiscal 1996 consisting of: (a) an increase in ongoing royalties of $57,969, or 93%, to $120,445 in Fiscal 1997 from $62,476 in Fiscal 1996,, which increase was offset by (b) a decrease in initial non-recurring franchise and market development fees of $50,994, or 24%, to $164,384 in the Fiscal 1997 from $215,378 in Fiscal 1996. Future equipment and commissary sales will be dependent on the Company's franchising activities, and such sales will therefore increase or decrease in direct proportion to Franchising revenue.

    Cost of sales increased by $712,297, or 45%, to $2,174,389 in Fiscal 1997 from $1,572,185 in Fiscal 1996. This increase is primarily due to an increase in store sales. Cost of sales as a percentage of store and product sales increased to 84% in Fiscal 1997 from 83% in Fiscal 1996, reflecting an increase attributable to additional costs associated with the relocation of the Company's Lodi, New Jersey commissary and production facility to its new headquarters in South Plainfield, New Jersey. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues.

    Selling, general and administrative expenses increased by $2,708,594, or 127%, to $4,840,666 in Fiscal 1997 from $2,132,072 in Fiscal 1996. This increase in both absolute dollars and as a percentage of revenues is attributable to the implementation of the Company's national expansion plan, substantial consulting fees incurred during the 1997 quarter and substantial professional fees related to pending acquisitions and investment banking services. The increase is primarily due to (i) an increase in salaries and related costs of $509,543, or 59%, to $1,357,001 in Fiscal 1997 from $856,590 in Fiscal 1996, (ii) an increase in selling expense of $461,418, or 125%, to $831,836 in Fiscal 1997 from $370,418 in Fiscal 1996, primarily due to increased advertising costs to attract new franchisees and increased shipping costs associated with increased product sales, (iii) an increase in occupancy costs of $270,776, or 74%, to $636,732 in Fiscal 1997 from $365,956 in Fiscal
1996 attributable to an increase to ten stores operated by the Company from six stores during the Fiscal 1996, and the move of the Company's headquarters
(iv) an increase in professional fees and related costs associated with the Company becoming a public Company, investment banking services and pursuing an acquisition strategy of $203,467, or 154%, to $335,964 in Fiscal 1997 from $132,497 in Fiscal 1996, and (v) an increase in consulting fees of $1,100,117, or 2,802%, to $1,139,373 in Fiscal 1997 from 39,256 in Fiscal 1996. This increase is primarily attributable to charges incurred under consulting contracts relating to investment banking services and financial public relations.

    Depreciation and amortization increased by $84,690, or 34%, to $336,430 in Fiscal 1997 from $251,740 in Fiscal 1996, primarily as a consequence of the Company owning and operating four more stores in Fiscal 1997.

    Interest expense increased by $950,453, or 2,846%, to $983,893 in Fiscal 1997 from $33,440 in Fiscal 1996. This increase is attributable to the discount granted in the Company's convertible debentures

    The net loss increased by $3,581,401, or 181%, to $5,554,993 in Fiscal 1997 from $1,973,592 as a result of the factors discussed above, particularly the lack of franchise sales and associated equipment sales, and the consulting fees incurred in the period. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure, including the support structure necessary to fulfill its obligations under its franchise agreements and the anticipation of additional franchise sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates, that during the fiscal year ending October 31, 1998, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing stores, increased equipment sales to new franchisees, increased sales in existing Company-owned stores and sales revenues from newly opened Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and market development franchises and to open additional franchise stores.

    Results of Operations -- 1996 and 1995

    Sales revenues for Fiscal 1996 were $2,240,187, a decrease of $784,545, or 26%, from revenues of $3,024,732 in Fiscal 1995. This decrease is attributable to (i) a decrease in store sales of $551,740, or 28%, to $1,401,266 in Fiscal 1996 from $1,953,006 in Fiscal 1995, as a result of a reduction from five stores to three stores operated by the Company during the first three months of Fiscal 1996, and from five stores to four stores during the succeeding six months of Fiscal 1996, (ii) a decrease in equipment sales of $380,611, or 66%, to $199,398 in Fiscal 1996 from $580,009 in Fiscal 1995, primarily due to the fact that, during Fiscal 1996, the Company has focused on franchising activities rather than on sales of equipment to unaffiliated purchasers, and
(iii) a decrease in franchising activities of $99,347, or 26% to $277,854 in Fiscal 1996 from $377,201 in Fiscal 1995, consisting of a decrease in initial non-recurring revenue from the sale of Company-owned stores to franchisees of $247,777, or 100% to $0 in Fiscal 1996 from $247,777 in Fiscal 1995, and partially offset by an increase in initial non-recurring franchise and market development fees of $90,054, or 72%, to $215,378 in Fiscal 1996 from $125,324 in Fiscal 1995 and an increase in ongoing royalties of $58,376, or 1,424%, to $62,476 in Fiscal 1996 from $4,100 in Fiscal 1995. The decrease in sales revenues was substantially offset by an increase in commissary and product sales of $247,153, or 216%, to $361,669 in Fiscal 1996 from $114,516 in Fiscal
1995, as a consequence of a greater number of franchise stores and a concomitant increase in demand for product during Fiscal 1996.

    Management anticipates that future equipment and commissary sales will be dependent upon the Company's franchising activities rather than on sales to unaffiliated purchasers and that such sales will increase or decrease in direct proportion to the Company's success in expanding its system of franchise stores.

    Cost of sales decreased by $915,515, or 37%, to $1,572,185 in Fiscal 1996 from $2,487,700 in Fiscal 1995. This decrease is primarily due to a decrease in the sale of Company-owned stores to franchisees, decreased store sales and decreased equipment sales. Cost of sales as a percentage of product sales decreased to 80% in Fiscal 1996 from 86% in Fiscal 1995, reflecting the net effect of decreases in the sale of Company-owned stores to franchisees and in equipment sales and an increase attributable to the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues. To the extent that franchise fees, market development fees and franchise royalties remain constant, cost of sales can be expected to remain constant as a percentage of revenues.

    Selling, general and administrative expenses increased by $540,021, or 34%, to $2,132,072 in Fiscal 1996 from $1,592,051 in Fiscal 1995. This increase is primarily due to (i) an increase in salaries and related costs of $334,067, or 64%, to $856,590 in Fiscal 1996 from $522,523 in Fiscal 1995,
(ii) an increase in selling expense of $64,960, or 19%, to $409,674 in Fiscal 1996 from $344,714 in Fiscal 1995, primarily due to increased travel expenses related to franchise sales efforts, visits to proposed retail locations and provision of on-site store training and assistance, and (iii) an increase in professional fees of $39,562, or 43%, to $132,497 in Fiscal 1996 from $92,935 in Fiscal 1995, primarily associated with general corporate matters.

    Depreciation and amortization decreased by $42,940, or 15%, to $251,740 in Fiscal 1996 from $294,680 in Fiscal 1995, primarily as a consequence of the fact that the Company owned and operated two fewer stores for the first three months of Fiscal 1996 and one fewer store for the succeeding six months of Fiscal 1996.

    Interest expense decreased by $16,626, or 33%, to $33,440 in Fiscal 1996 from $50,066 in Fiscal 1995, as a consequence of a continued reduction in the ordinary course of business of the Company's outstanding debt.

    The net loss increased by $346,691, or 21%, to $1,973,592 in Fiscal 1996 from $1,626,901 in Fiscal 1995. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure in anticipation of additional franchise sales, Company-store growth and commissary growth. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates that, during the fiscal year ending October 31, 1997, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing stores, increased equipment sales to new franchisees, increased sales in existing Company-owned stores, and sales revenues from newly opened, Company-owned stores. Management believes that the anticipated increase in revenues will enable the Company to meet its overhead by the end of the current fiscal year. There can be no assurance, however, as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell single unit and market development franchises and to open additional franchise stores, and to ensure that its existing Company-owned and franchise stores operate profitably.

    Liquidity and Capital Resources

    In April 1996, the Company completed the Private Placements of its Common Stock pursuant to which it received proceeds of $2,413,986. Of the net proceeds, $410,000 consisted of property in the form of two unopened retail bagel stores in the final stages of construction.

    In December 1996 and January 1997, the Company completed an initial public offering of 1,265,000 shares of its Common Stock (including 165,000 shares to cover the underwriters' over-allotments) at a price to the public of $3.50 per share, yielding net proceeds to the Company of $3,235,000. The proceeds of that offering were used to redeem Series A and Series B Preferred Stock, open Company-owned retail stores, expand the Company's equipment inventory, relocate and consolidate its headquarters and commissary facilities, expand its marketing and promotional activities, reduce accounts payable and accrued expenses, develop its franchising system and for working capital and general corporate purposes.

    Since July 1997, the Company has raised $1,605,000 through the sale of convertible securities, of which approximately $1,300,000 has been converted into common stock.

    The Company's revenues are not yet sufficient to support the Company's operating expenses. Cash used by operating activities for the year ended October 31, 1997 was $4,007,950 compared to cash used by operating activities of $1,727,159 during the year months ended October 31, 1996.

    Additional funds will be required to support the Company's capital requirements during the period it continues to operate at a loss.

    BUSINESS

    Overview

    All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises bagel stores, licenses a gourmet soup line, operates retail bagel stores and distributes equipment and food products to its franchisees and licensees. In the bagel segment of its business, the Company owns and operates seven retail stores and franchises bagel stores under the name "Goldberg's New York Bagels" and "Goldberg's New York Deli and Bagels." The Company distributes its proprietary line of gourmet soups in bot its bagel stores and to unaffiliated licensees under the trademark "Soup Chef."

    The Company franchises its bagel stores under two distinct but complimentary concepts. Stores operating under the trade name "Goldberg's New York Bagels" offer bagels and related dairy products in a fully kosher retail environment and under strict kosher supervision. In addition to bagels, the menu consists of various spreads, salads, bakery items and beverages, including coffee and other hot and cold beverages. Some of the kosher stores operate under the trade name "Sammy's New York Bagels", the original retail name for the fully kosher stores.

    The stores operating under the alternative trade name "Goldberg's New York Deli and Bagels" or variations thereof, offer a similar menu, but are not restricted to a kosher diary menu. These stores offer a full line of delicatessen meats, including turkey, roast beef, ham, salami and similar cold cuts. Although the Company has sought to maintain the maximum compatibility between the two store concepts, the bagel and deli stores generally have a wider choice of food items to offer in each retail category than the fully kosher stores.

    The Company's operations are based on those of a group of bagel shops operating in New York and New Jersey under variations of the "Goldberg" name since 1938. In October 1993, the Company acquired two such restaurants (one of which subsequently was sold), together with exclusive franchise rights to their recipes, flours, mixes and equipment and the prior owners' related bagel bakery equipment business. In September 1994, the Company acquired three Sammy's kosher stores (one of which subsequently was sold) and a commissary. Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel. As of July 31, 1998, the Company's retail system consisted of eighteen Goldberg's and nine kosher stores located in nine states, including seven Goldberg's and one kosher stores owned and operated by the Company and ten Goldberg's and seven kosher stores operated under franchise or license arrangements with the Company.

    The Company also distributes and services its bagel bakery equipment for use by its franchisees. The Company's equipment utilizes the old-fashioned method of boiling, then baking bagels with revolving tray ovens. Management believes that the Company is the only franchisor of bagel stores that provides bagel equipment directly to its franchisees.

    In October 1997, the Company acquired certain recipes and expertise associated wit the production of a line of gourmet soups previously sold under the retail name "The Soupman." The Company also retained Faud el Hashmi, the founder and executive chef of "The Soupman" concept under a long term consulting agreement. The Company has spent significant resources in a the development of a business plan for he manufacture, distribution and retail licensing of a gourmet soup line, including several retail tests in various store locations. Based on these results, the Company has now completed agreements for the production and manufacture of its proprietary soups by third party food vendors, and developed prototype kiosks and counter-top units for use in the retail sale of the gourmet soups.

    In addition to adding the gourmet soup line to its own and franchised bagel stores, the Company has now launched a licensing program for the sale of "SoupChef(TM)" licenses to the food service industry. Based on its test results and the preliminary response to its licensing efforts, the Company expects that the "SoupChef" line of gourmet soups will be able to produce significant revenue to the Company beginning in its 1999 fiscal year.

    The Company intends to expand its retail operations primarily through franchising, and to a lesser extent, through acquisitions in key markets. Management believes that food service franchising in general, and the franchising of bagel and gourmet soup restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption nearly doubled from 1993 to 1996. Management believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal.

Plan of Operations

The Company will seek to increase its revenue, thereby generating operating cash flow in the future, by implementing the following actions:

         - Expanding franchise operations. The Company will seek to increase the sale of franchises by (i) advertising in national and regional publications and business magazines and (ii) upgrading its promotional material. In addition, depending upon the availability and utilization of existing staff, the Company may hire additional sales personnel. The Company also expects to increase its sale of franchises by opening additional Company-owned flagship stores to generate interest from experienced multi-store developers to enter into multi-unit Market Development Agreements. Management anticipates that the sale of additional franchise territories and the opening of additional stores in such territories should result in increases in franchise revenues.

         - Increasing product sales. The Company intends to open new Company-owned retail stores and expects increased sales from its commissary to new franchise stores. The Company continuously develops new products, which management believes will lead to increased sales as the variety of products grows. The Company has retained an advertising firm to help increase store revenues, increase franchise sales and promote brand name recognition. See "-- Advertising."

         - Making acquisitions. The Company intends to acquire other bagel stores or complementary outlets which provide entry into new markets. Management anticipates that, over a period of time, these acquisitions will increase revenues significantly.

         - SoupChef(TM) revenue. The Company plans to launch its proprietary "Soup Chef" concept as a retail business opportunity to existing food service operators. Revenue from this venture will accrue to the Company based on the quantity of soup sold to such retail locations.

    History of the Company

    The Company was formed for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. In October 1993, the Company acquired all the assets of Howberg Bakery Equipment Co., Inc. (the "Equipment Company"), Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc. (together, the "Goldberg Companies"), each a retail and wholesale bagel and related foodstuff company. (The Goldberg family continues to operate ten bagel stores that are not affiliated with the Company and, subject to certain noncompetition covenants, may open additional stores in the future.) See "-- Renegotiation of Certain Acquisition Terms."

    The assets of the Goldberg Companies consisted of two bagel stores operated by the Goldberg family of Westwood, New Jersey (one of which subsequently was sold), including the exclusive franchise rights to the recipes, flour, mixes and proprietary equipment used in these stores. The Goldberg family has been operating retail bagel shops for over 50 years under variations of the Goldberg name.

    The Equipment Company was engaged in the manufacture, assembly, sale and servicing of equipment used in the production of bagels. In connection with the sale of equipment, the Equipment Company also provided consulting services in the area of store design, equipment layout, training, food preparation and virtually all other aspects of the retail food business. The Company currently operates the business of the Equipment Company under the name "All American Equipment Company."

    On September 29, 1994, the Company completed the acquisition of 100% of the outstanding stock of four interrelated corporations (the "Sammy's Companies") operating three retail stores (one of which subsequently was sold) and a commissary under the trade name "Sammy's New York Bagels."

    Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel.

    The Company was incorporated as a subsidiary of Jutland Enterprises Inc. ("Enterprises") under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." and changed its name to "All American Food Group, Inc." on October 24, 1995.

    The Company's executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080 and its telephone numbers are (908) 757-3022.

The Bagel Business

    Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption is growing at the rate of 8% annually and U.S. per capita consumption (currently an average of eight bagels per person annually) rose 45% over the last five years. Management also believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low- fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal.

    Inasmuch as most flavors of bagels have no fat or cholesterol, they represent an attractive alternative to doughnuts, pastries and other breakfast baked goods, while at the same time offering substantially more versatility and variety than more traditional bread products. Further, because bagels can be used in sandwiches, bagel restaurants can be expected to attract customers throughout the day. Management believes that lunch time business accounts for approximately 40% of a typical bagel store's daily business. And, since customers frequently desire to purchase bagels for home consumption, bagel restaurants also can rely upon take-out trade for a significant portion of their revenues.

    While bagels historically have been a staple ethnic food along the East Coast and in certain other urban areas throughout the country, management believes that there is a substantial potential market in smaller urban and suburban areas. Further, until recently the retail bagel industry has been composed almost exclusively of one and two-store operations and a few larger regional chains, some of which have indicated the intention to expand to a national scope. Management believes that there is a significant market for high quality bagels and that there is a significant market niche for companies able to provide such bagels on a consistent basis through a nationwide system of retail outlets. The Company believes that its system of producing bagels in each store using proprietary ingredients and its equipment is the optimal method for delivering fresh, consistently high quality products to a large and geographically dispersed market.

Competitive Strengths

    Management believes that the Company has a unique combination of characteristics that will help it to successfully build a nationwide chain of franchised and licensed restaurants under both of its concepts. The Company's key competitive strengths include the following:

    Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared, in the "Old World" style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment results in premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors. Bagels sold in Goldberg's restaurants are produced on-site, in order to provide continuous availability of oven-fresh products. In order to ensure full compliance with the requirements for kosher certification, the Company produces pre-formed, uncooked bagels for its Sammy's stores at its central commissary in Lodi, New Jersey and ships such bagels frozen to the stores on a weekly basis for on-site preparation. See "-- Kosher Certification and Supervision."

    Experience. The Company's bagel products and operating systems were developed based on the experience of the Goldberg family of Westwood, New Jersey during the 58 years of operation of its family-owned bagel shops. Based on this half century of experience and management's experience in operating and franchising other food concepts, the Company has analyzed, standardized and documented all aspects of its retail bagel operations to develop its operating and franchise systems. See "-- Franchising" and "Management."

    Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts -- Goldberg's, which offers a traditional bagel/delicates- sen menu, and Sammy's, which offers bagels and related dairy items in a kosher store. Management believes that the availability of these two complementary concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

    Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. Kof-K Kosher Supervision estimates that the kosher market currently generates over $2 billion in sales annually from 20,000 certified kosher products. With over 6 million Jews nationally, another 6 million Muslims and Seventh Day Adventists subject to similar dietary restrictions, and a significant segment of the secular market that views kosher certification as a sign of high quality, authenticity and careful preparation, this market has experienced average annual sales growth of 20% or more since 1990. In order to ensure consistency in the quality of its products and achieve economies in kosher supervision, the Company operates a central commissary from which all Sammy's stores receive frozen, preformed, uncooked bagels on a weekly basis for on-premises preparation. Management anticipates that, in the future, it will utilize this facility for the production of bagels for sale to Goldberg's as well as Sammy's franchisees. See "-- Properties."

    Equipment Business. Management believes that the Company is unique in designing and distributing its bagel bakery proprietary equipment and in its ability to provide consulting services in all areas of the retail bagel business, including store design, equipment layout, training and food preparation. Management also believes that these unique capabilities provide the Company with a distinct advantage in equipping and advising its franchised outlets and in ensuring the quality of its products. In addition, since the Company continues to provide equipment to unaffiliated bagel shops and bakeries, equipment sales represent an additional source of revenue to the Company. Management believes that equipment sales will benefit from continued demand for bagels nationwide. See "-- Plan of Operations" and "-- The Bagel Business."

    Gourmet Soup. Management believes that there is ample evidence in the general media, the food industry press and in its own trials to indicate that the sale of gourmet soups is one of the most rapidly growing segments of the food business. The Company's own line of soups, along with its distinct method of marketing the soups through in store kiosks, represents an outstanding additional business opportunity to the Company, both as an added item to the menu of its bagel stores and as a stand-alone licensing venture.

    Menus and Format

    The Company's aim is to provide consumers with superior products, consisting primarily of fresh bagels, spreads, salads and complementary items, and superior service in a pleasant and attractive environment. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough, using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensures the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

    Goldberg's offers a traditional bagel/delicatessen menu, consisting of a variety of flavors of bagels, spreads, sandwiches (served on freshly baked bagels), salads, soups and "appetizing" bakery items. The kosher stores offer bagels and related dairy items in a kosher store, under National Kof-K Kosher Supervision. Goldberg's bagels are prepared on-site "from scratch" and the kosher store bagels are prepared from frozen, pre-formed dough delivered to the stores weekly and baked on the premises, in each case providing a continuous supply of fresh product and permitting customers to enjoy the aroma of freshly baked bagels. Both concepts also offer an array of hot and cold beverages including coffee, tea, juices and soft drinks. Depending upon local competitive and other conditions, Goldberg's and the kosher stores generally are open between the hours of 6 a.m. and 6 p.m. seven days a week.

    The Company's restaurants typically are located in strip-style neighborhood and community shopping centers or other high-traffic areas and consist of an overall area of between 750 and 2,600 square feet, including a dining area providing seating for between eight and 30 customers, a take-out counter, and kitchen, food preparation and storage areas. Decor is intended to evoke a 1938 bagel shop and includes an original photo montage of New York City scenes from that era, additional vintage photographs and memorabilia, wainscoting and a tin ceiling.

Kosher Certification and Supervision

    All of the kosher stores have earned certification from the internationally recognized Kof-K Kosher Supervision ("Kof-K"), ensuring that they operate in strict compliance with Kashruth, the Orthodox Jewish laws pertaining to the content and preparation of kosher foods and related matters.

    Kof-K, headquartered in Teaneck, New Jersey, is one of two universally recognized and accepted organizations responsible for certifying kosher products and establishments. Founded almost 30 years ago, Kof-K employs more than 150 experts in Kashruth and food service, as well as an international network of regional and local coordinators and Rabbinical representatives.

    Prior to certifying an establishment as meeting Kashruth requirements, Kof-K supervises and inspects the cleaning of the proposed site and obtains a complete list of all products and ingredients to be used, as well as all food handling and preparation procedures to be followed. Once Kof-K has established that each relevant item complies with the requirements of Kashruth, it issues an initial certification for the store. Throughout preopening preparations, Kof-K works with the local religious community to enlist support for the new store and to provide assurance that it will meet the Kashruth requirements. After opening, Kof-K representatives inspect the store on a regular basis to ensure continued compliance with Kashruth standards.

    Management believes that the kosher status of its kosher stores places them in a unique niche as the only franchised food chain subject to national kosher certification currently available in the United States.

Franchising

    Neither the following discussion, nor the other information contained in this Prospectus, constitutes, and neither shall be construed as, an offer to sell a Goldberg's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's franchise business.

    The Company offers single-unit franchises, as well as Market Development Agreements covering a number of stores to be opened in a designated area within a specified period of time. The Company currently may sell its franchises in 40 states and expects to receive authorization to sell in an additional 10 states by December 31, 1997. The Company has entered into a Market Development Agreement for the State of Ohio, covering 15 retail stores, a Market Development Agreement for the State of Arizona, covering 15 retail stores, a Market Development Agreement covering a portion of the State of New York covering 37 retail stores, a Market Development Agreement covering a portion of the State of South Carolina covering 6 stores, a Market Development Agreement covering a portion of the State of Pennsylvania covering 3 stores and a licensing agreement covering the country of Israel.

    Franchise revenue includes the sale of single unit franchises pursuant to Single Unit Agreements, the sale of Company-owned stores to franchisees, the sale of market development franchises pursuant to Market Development Agreements and ongoing royalty and advertising fees.

    Single Unit Agreements provide for payment of a nonrefundable initial franchising fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store.

    Market Development Agreements provide for the payment, by the Market Developer, of a nonrefundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. The Market Development Agreement includes a development schedule setting forth the number of stores to be developed by the Market Developer during the term of the Agreement. If the Market Developer fails to maintain the store development schedule, the Market Developer loses the exclusive right to develop the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received.

    The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store.

    The Company seeks franchisees committed to the Company's high standards of product quality and customer service. All franchised stores must operate in strict compliance with the standards and procedures set out in the Company's operations manuals. Each store must be under the management of a manager who has completed the Company's training program, although franchisees are not required to participate in the day-to-day management of their stores. The Company conducts regular inspections (both scheduled and unannounced) to ensure that franchises are operating in accordance with Company standards and procedures. The Company provides support to its franchisees covering equipment and technical issues 24 hours a day and seven days a week through a toll-free hotline.

    Exclusivity. Each Single Unit Agreement provides the franchisee with an exclusive area, within which the Company is not permitted to sell another franchise. Such exclusive areas, which are determined on a unit-by-unit basis based on population density, traffic patterns and other relevant considerations, generally range from a radius of four blocks in densely populated urban areas to one mile or more in suburban locations.

    Market Development Agreements provide that, if the franchisee meets his development schedule, the Company will not sell other franchises within the developer's territory ("Market Area").

    Real Estate and Local Regulation. Franchisees are obligated to purchase or lease (for a term of at least ten years) the sites for their units. Franchisees may designate a specific location or a locality in which they wish to operate, subject to the exclusivity rights of other Goldberg's and Sammy's franchisees. The Company provides assistance and guidance in site selection and lease negotiation, and must approve all sites prior to lease execution. In addition, the Company provides plans and specifications for a prototype store, as well as assistance in obtaining financing, permits and licenses, and with construction of leasehold improvements. Franchisees are expected to bear the expense of any modification of the prototype plans and specifications required to meet local building, fire or health codes and lease and other similar requirements, as well as the costs of remodeling, fireproofing or other leasehold improvements. Franchises also are responsible for, and expected to bear the expense of, local licensing matters related to occupancy and operation of the business.

    Financing. The Company does not offer direct or indirect financing in connection with its franchises. Similarly, it does not guarantee the debt, lease or other obligations of any franchisee. The Company will, however, render assistance in arranging financing and negotiating leases.

    Training and Field Support. Prior to opening, each franchisee (or an owner thereof) and at least one manager of each franchised Goldberg's or Sammy's restaurant must complete a 13-day training program including approximately 35 and 70 hours of classroom and on-the-job training, respectively, covering areas essential to the management and operation of both a retail and wholesale bagel business, including bagel preparation and production; store operating procedures; accounting and cost control; employee matters; in-and out-of-store marketing; ordering; catering; equipment maintenance; and sanitation matters. All training is conducted by senior Company personnel at the Company's corporate headquarters in Fairfield, New Jersey, or in nearby Company- owned stores. As of the date of this Prospectus, the Company had not established a permanent schedule for its training courses, but instead schedules such courses as needed to meet the opening schedules of new stores. The Company does not charge for this training and provides all participants with their midday meal, but franchisees are expected to defray living expenses for themselves and their employees during the training sessions. Similar training is required of all new managers subsequently hired and is provided by the Company.

    Refresher and ongoing training is available to franchisees on an individualized basis, through consultative meetings at franchise sites, at corporate stores and at corporate headquarters.

    The Company provides on-site and other supervisory guidance and assistance in connection with the opening of each Goldberg's and Sammy's store. Once open, the Company conducts regular operational visits and provides ongoing guidance and assistance based upon the results of such visits and review of reports submitted to it. Such guidance and assistance may relate to standards, methods and operating procedures; preparation of authorized food, beverages and other products and services; selection, purchase and preparation of food, beverage and other products, as well as fixtures, equipment, signs, materials and supplies; formulation and implementation of advertising and promotional programs; and establishment and operation of administrative, bookkeeping, accounting, inventory control, sales and general operating procedures.

    The Company periodically distributes operational bulletins and newsletters to its franchisees and provides ongoing assistance with technical and equipment problems through its 24-hour hotline, as well as personal consultations either at the franchise site or at the Company's executive offices.

    Pricing. Prices are set by individual franchisees, pursuant to guidelines provided by the Company, in light of local competitive and market conditions.

    Purchasing. Franchisees are required to purchase bagel mix and/or dough conditioner, in the case of Goldberg's stores, and prepared dough, in the case of Sammy's stores, directly from the Company. In addition, all franchisees are required to purchase the Company's bagel kettle and bagel oven. Management believes that purchase of these items from the Company is essential to maintaining the Company's quality control standards, and to ensuring the consistent high quality of the bagels offered at all of its Goldberg's and Sammy's stores.

    With respect to other items used in the operation of its stores, the Company designates approved types and brands of products. In certain instances the Company may designate a single supplier or a limited group of suppliers for a product or brand of product, in order to increase the volume of purchases from suppliers and permit the Company's franchisees as a whole to benefit from discounts associated with quantity purchasing.

    In the event that a franchisee proposes to purchase any brand or type of product not previously approved for purchase by the Company or to purchase approved items from a supplier not previously approved, the franchisee is required to submit to the Company information regarding the manufacturer's or supplier's business reputation, delivery and service performance, reliability, financial condition and credit worthiness. In addition, in the case of previously unapproved products, the franchisee must submit samples for review by the Company to determine compliance with the Company's specifications and standards. The Company then reviews the submission and, within 30 days, makes a determination whether or not to approve the supplier or product.

    The Company provides its franchisees with operational and accounting forms for use in the operation of their stores. The Company also provides its franchisees with promotional and advertising materials and other marketing tools.

    Advertising. Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company. In addition, the Company administers promotional funds for the benefit of all of its Goldberg's and Sammy's franchisees. Franchisees are obligated to contribute to the applicable fund a promotional fee equal to 1% of gross sales. Franchisees also may be required to participate in local or regional advertising cooperatives. Contributions to such cooperatives will be at least 1% of gross sales, and will be controlled by the local cooperative. See "-- Advertising." Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores.

    Franchise Fees and Royalty Payments. Current Single Unit Agreements provide for an initial single unit payment of $25,000 for either a Goldberg's or a Sammy's store. If a franchisee opens additional stores, either under a Market Development Agreement or pursuant to additional Single Unit Agreements, the initial payment is $17,500 per unit. In addition, franchisees of both concepts pay a bi-weekly royalty and service fee equal to 5% of gross sales. Franchisees also must contribute a minimum of 1% of gross sales to a local or regional advertising cooperative.

    Start-Up Time and Costs. Franchisees are required to enter into a lease within 60 days of execution of a Single Unit Agreement and to open within 120 days following first possession of the leased premises. Subject to such factors as the time to obtain a lease, financing or building permits, zoning and local ordinances, weather conditions and availability of materials and equipment, franchise stores generally can be expected to open within four to six months following execution of a franchise agreement.

    While costs vary based on location and type of store, the Company currently estimates that the cost to a new franchisee to open a typical Goldberg's or Sammy's restaurant, including initial franchise fees, equipment, signs, opening inventory and other start-up costs, but exclusive of real estate costs (purchase price, lease payments and/or improvements) generally is in the range of $105,000 to $177,500 for either a Goldberg's or Sammy's store. In addition, the Company estimates that rent for a typical Goldberg's or Sammy's store currently is between $12,000 and $45,000 annually and that a new franchisee will incur between $30,000 and $80,000 in real estate related expenses with respect to each store.

    Term and Termination. Each Single Unit Agreement runs for an initial term of ten years, subject to renewal for up to two additional five-year terms upon agreement of the franchisee to refurbish and redecorate or secure new premises. The Company has the right to terminate franchise agreements for a variety of reasons, including failure to open a restaurant or complete training; loss or surrender of restaurant premises; material misrepresentation; conviction of a felony; failure to attend required training programs; unauthorized assignment of a restaurant; unauthorized use of trademarks or confidential information; failure to comply with Company specifications or procedures; failure to make payments due to third parties; failure to make payments due to the Company or to submit required reports; and sanitation problems.

Store Locations

    The following table sets forth, by location, the number of Company owned, franchised and licensed Goldberg's and Sammy's restaurants open or under development, as of October 24, 1997:

COMPANY-OWNED STORES:

                                                                   Date Opened
Location                                   Concept                 (Projected)
--------                                   -------                 -----------

1443 Queen Anne Road
Teaneck, NJ  07666...................    Sammy's                      6/92

40 North James Road
Columbus, OH  43213..................    Sammy's                      1/94

197 Bleecker Street
New York, NY  10012..................    Goldberg's                   2/96

121 Route 59 W.
Nanuet, NY  10954....................    Goldberg's                   1/97

1408 Whalley Avenue                      Goldberg's
New Haven, CT  06515.................    Bagel Connection             3/97

1865 2nd Avenue (96th St.)
New York, NY  10029..................    Goldberg's                  12/96

7043 4th Street North                    Goldberg's
St. Petersburg, FL  33702............    St. Pete Bagel               8/87

249 Central Avenue                       Goldberg's
St. Petersburg, FL  33701............    St. Pete Bagel               2/90

210 East Madison                         Goldberg's
Tampa, FL  33602.....................    St. Pete Bagel               5/95

4329 West Kennedy Blvd.                  Goldberg's
Tampa, FL  33609.....................    St. Pete Bagel               6/96

FRANCHISED AND LICENSED STORES:

                                                                 Date Opened
Location                                   Concept               (Projected)
--------                                   -------               -----------

134 North Avenue
New Rochelle, NY  10803..................   Sammy's                 10/92

4951 East Grant Rd.
Tuscon, AZ  85712........................   Goldberg's               9/95

421 Route 59
Monsey, NY  10952........................   Sammy's                 11/95

1583 - A West Lane Ave.
Upper Arlington, OH .....................   Sammy's                 12/95

6449 Oracle Ave.
Tucson, AZ  85712........................   Goldberg's               2/96

162 City Center Drive
Columbus, OH  43215......................   Sammy's                  6/96

1312 Grandview Avenue
Grandview Heights, OH ...................   Sammy's                  7/96

1461 Weaver Street
Scarsdale, NY  10583.....................   Sammy's                 12/96

3318 Highway 17 So.
No. Myrtle Beach, SC  29582..............   Goldberg's               2/97

3735 West Dempster Street                   Goldberg's Kosher
Skokie, IL  60076........................   New York Bagels          4/97

42 Pershing Drive                           Goldberg's
Derby, CT  06418.........................   Bagel Connection         3/97

222 Main Street                             Goldberg's
Farmington, CT  06032....................   Bagel Connection         3/97

18 Old Stratford Road                       Goldberg's
Shelton, CT  06497.......................   Bagel Connection         3/97

11130 Seminole Blvd.                        Goldberg's
Largo, FL  34640.........................   St. Pete Bagel           2/95

5835 memorial Highway                       Goldberg's
Tampa, FL  33615.........................   St. Pete Bagel           2/97

2989 Dixwell Avenue
Hamden, CT  06518........................   Goldberg's              10/97

3650 Nazareth Pike
Bethlehem, PA  18017.....................   Goldberg's              10/97

White Plains, NY.........................   Sammy's                 11/97

Mt. Kisco, NY............................   Sammy's                 11/97

Albany, NY...............................   Goldberg's              11/97

East Haven, NY...........................   Goldberg's              11/97

Baltimore, MD............................   Goldberg's              06/98


Trademarks and Service Marks

    Management believes that, in the food service industry, trademarks and service marks are most effectively protected by constant, continued and evolving use of various distinctive identifying symbols. The Company is not dependent upon particular registered marks and does not believe that the registration of such marks would materially enhance its competitive position, business or prospects.

    The Company provides bagel ovens and kettles and other bagel bakery equipment to its franchisees and to unaffiliated purchasers and believes that this equipment is uniquely suited to the production of high quality bagels. Although the Company modifies and installs this equipment in a proprietary manner, the Company does not believe these modifications and refinements are patentable. It is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. See "Risk Factors -- Lack of Trademark and Patent Protection."

Competition

    The Company competes, and can be anticipated to compete, against well established food service companies with greater product and name recognition and with larger financial, marketing and distribution capabilities than the Company's, as well as innumerable local food establishments that offer similar products. The food service industry in general, and the take-out sector in particular, are intensely competitive with respect to food quality, concept, location, service and price.

    The bagel industry is highly fragmented and has traditionally been dominated by "mom and pop" operators, which, management believes, creates a unique growth opportunity for the Company's expansion. In addition, there is a growing number of national, regional and local chains, operating both owned and franchised bagel stores, including a number of such chains that have indicated the intention to expand to a national scope. The Company believes that its most direct competitors are Manhattan Bagel Company, Inc. ("Manhattan"), Einstein Brothers Bagel, Inc. ("Einstein Brothers"), Bruegger's Corporation ("Bruegger's") and Big Apple Bagels ("Big Apple").

    Recently, the bagel industry has experienced rapid expansion, with an estimated 3,000 bagel shops (including chains and independent stores) currently in operation. In addition, Dunkin' Donuts began selling its own line of fresh-baked bagels in June 1996 and expects to be selling in almost as many of its own stores as all other bagel chains combined. A number of bagel companies also have been involved in initial public offerings and acquisitions, resulting in the entry of such companies into the public capital markets and of large public companies into the bagel industry for the first time. For example, Quality Dining Inc., a public company, acquired Bruegger's, which it continues to operate as a private unit; BAB Holdings, Inc., which operates Big Apple, completed its initial public offering in November 1995; and Boston Chicken, Inc. acquired a majority interest in Einstein Brothers, which completed its initial public offering in August 1996.

    There are also several regional bagel chains and independent bagel shops which may be expected to compete with the Company. The Company's stores also compete with take-out and fast-food restaurants, delicatessens and prepared food stores, bakeries, supermarkets and convenience stores. The Company believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are competitive with the start-up costs associated with commencing a Goldberg's or Sammy's store and accordingly, such start-up costs are not an impediment to entry into the retail bagel business. See "Risk Factors -- Competition; Ease of Entry into Business."

    As a franchiser, the Company competes for qualified franchisees with a wide variety of other investment opportunities both within and outside of the food service industry. Management believes that the consistent quality of its products, the efficiency of its operating systems, its proprietary ingredients, its equipment and its franchisee support arrangements will permit it to compete effectively, particularly against other franchisers of bagel stores.

Advertising

    The Company presently advertises and plans to continue advertising, its franchises in current stores, franchise trade shows, newspapers and business opportunity magazines. The Company and its franchisees also advertise products in newspapers, through direct mailing and on radio and television. See "-- Franchising."

    The Company administers promotional funds ("Promotional Funds") to support promotion and marketing programs designed to expand awareness of and demand for Goldberg's and Sammy's products. Each Promotional Fund furnishes Goldberg's or Sammy's franchisees, as the case may be, with promotional, advertising and marketing materials, which may include such items as direct mail pieces, media materials and brochures. The Company retains sole discretion over creative concepts, materials and endorsements used in the Promotional Funds' programs and over associated geographic, market and media placement and allocation. The Promotional Funds may pay the cost of preparing materials, employing advertising agencies and administering regional and local promotional and advertising programs and public relations activities.

    Franchisees are obligated to contribute to the appropriate Promotional Fund a promotional fee equal to 1% of gross sales.

    In the future, franchisees also may be required to participate in local or regional advertising cooperatives. The cooperatives are expected to be made up of franchisees within a given Designated Market Area for the purpose of pooling advertising funds in order to purchase advertising effectively and efficiently. Each franchisee will be entitled to one vote within the cooperative for each store owned, and advertising purchases will be determined by majority vote. Contributions will be determined by the members of each cooperative, and will range from a required minimum of 1% of gross sales. Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores within the same Designated Market Areas.

    Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company.

Government Regulation

    The Company and its franchisees are required to comply with federal, state, and local government regulations applicable to consumer food service businesses generally, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, and citizenship requirements, as well as regulations relating to zoning, construction, health, business licensing and employment. The Company believes that it and its franchisees are in material compliance with these provisions. Continued compliance with this broad federal, state and local regulatory network is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company and its franchisees. See "Risk Factors -- Government Regulation."

    The Company's franchise operations are subject to regulation by the Federal Trade Commission ("FTC") in compliance with the FTC's rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," which requires, among other things, that the Company prepare and update periodically a comprehensive disclosure document, known as the Uniform Franchise Offering Circular ("UFOC"), in connection with the sale and operation of its franchises. In addition, some states require a franchiser to register its franchise with the state before it may offer the franchise. The Company believes that its UFOC, together with any applicable state versions or supplements, complies with both the FTC guidelines and all applicable state laws regulating franchising in those states in which it has offered franchises.

    In addition to the rules governing the offer and sale of franchises, the Company is also subject to a number of state laws, as well as foreign laws (to the extent it offers franchises outside of the United States), that regulate substantive aspects of the franchiser-franchisee relationship, including, but not limited to, those concerning termination and non-renewal. Currently, 18 states, the District of Columbia, Puerto Rico and the Virgin Islands, have franchise termination and non-renewal laws. These laws govern the termination and/or non-renewal of the franchise agreement and, by and large, require the franchiser to have good cause, reasonable cause or just cause in order to terminate the franchise agreement or not to renew the franchise agreement. In addition, some of these laws provide for longer cure periods than currently contemplated by the Company's franchise agreements.

    Each store will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties in obtaining or the failure to obtain required licenses or approvals could delay or prevent the opening of a new store. The Company believes that it is in substantial compliance with the applicable laws and regulations governing its operations.

    While the Company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions. Any such loss of approval would have a material adverse effect upon the Company's ability to successfully market its franchises. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the Company's operations. In addition, under court decisions in certain states absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims although it intends to obtain coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover claims against the Company. Further, there can be no assurance that existing or future franchise regulations will not have an adverse effect on the Company's ability to expand its franchise program.

Properties

    The Company's executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080. The Company first occupied this location on April 1, 1997. The headquarters consist of approximately 23,000 square feet. The Company's lease on its headquarters location, bagel producing commissary and warehouse commenced February 15, 1997 and expires on January 31, 2007. The lease provides a renewal option of one five-year term. The commissary operates under kosher supervision and produces bagels for all Company-owned and franchised stores. See "-- Kosher Certification and Supervision."

    The Company purchases bagel bakery equipment from outside vendors for distribution to Company-owned and franchised stores either directly from the manufacturer or in one consolidated shipment from the Company's

Lodi warehouse. The Lodi facility currently is operating at full capacity, and management expects that additional space will be needed for the Company to continue to distribute equipment to its franchisees effectively.

    The following table sets forth the location, size and certain information pertaining to the lease, on each of the Company's three Goldberg's stores (two of which are operating and one of which is under development and projected to open no later than September 24, 1997), two Sammy's stores and its commissary.


                                                                          Lease Terms
                                                    Area     ---------------------------------------
              Location                Concept    (Sq. Ft.)   Commencement    Expiration     Renewals
              --------                -------    ---------   ------------    ----------     --------
1443 Queen Anne Road
Teaneck, NJ  07666.................   Sammy's         750       8/1/91       7/31/03        None

40 North James Road
Columbus, OH  43213................   Sammy's        2600      11/1/93      10/31/03        None

197 Bleecker Street
New York, NY  10012................   Goldberg's     1260      11/1/94      10/31/03        None

121 Route 59 West
Nanuet, NY  10954..................   Goldberg's     1961       7/1/95       6/30/05        None

1408 Whalley Avenue
New Haven, CT  06515...............   Goldberg's     3425       9/1/93

1865 2nd Avenue (96th Street)
New York, NY  10029................   Goldberg's    1,550       9/1/84      09/13/04        Five Year

7043 4th Street                                                                             ThreeYear
St. Petersburg, FL  33702..........   Goldberg's    2,034       5/1/95      04/30/98        Option

249 Central Avenue
St. Petersburg, FL  33701..........   Goldberg's    1,100       3/1/90      03/01/96        Two Year

210 East Madison
Tampa, FL  33701...................   Goldberg's    1,300      10/3/94      10/14/99        Five Year

4329 W. Kennedy Boulevard                                                                   Two Two
Tampa, FL  33609...................   Goldberg's    1,650       7/1/96      08/01/98        Year Terms

Employees

    At July 31, 1998, the Company had 136 employees, consisting of 100 full-time and 36 part-time employees. The Company has never experienced a work stoppage and no employees are represented by any labor union. The Company believes that its employee relations are good.

Legal Proceedings

    From time to time the Company is involved in litigation arising in the ordinary course of its business. The Company is not currently engaged in any legal proceedings which are expected, individually or in the aggregate, to have a material adverse effect on the Company.

                                  MANAGEMENT

Directors, Executive Officers and Key Personnel

    The current directors, executive officers and key personnel of the Company are as follows:

             Name                     Age      Positions with the Company
             ----                     ---      --------------------------

Directors and Executive Officers
Andrew Thorburn.....................  54    Chairman of the Board and Chief
                                            Executive Officer
Robert Bagnell......................  41    Director and Chief Financial Officer
Michael Vizziello...................  31    Director and Vice President for
                                            Development
Tom Lisker..........................  65    Director and Director of Marketing

Key Personnel
Larry Wiese.........................  32    Director of Design and Equipment
Glenn Addis.........................  48    Vice President Operations
Fouad El-Hachimi....................  33    Manager, Soup Chef Division
Kurt Cuccaro........................  32    Regional Vice President

    Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All officers serve at the discretion of the Board of Directors.

    The following sets forth certain biographical information with respect to the directors, executive officers and key personnel of the Company.

Directors and Executive Officers

    Andrew Thorburn has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. From 1987 until October 1993, he was President of All American Enterprises, Inc., Somerset, New Jersey, an unrelated company that was the franchiser of Treats Bakery Stores ("Treats") and Perkits Frozen Yogurt ("Perkits"). From December 1994 to February 23, 1996, he served as Chairman of the Board (a non- executive position) of Blue Chip Computerware, Inc. ("Blue Chip"), which became a shareholder on July 1, 1994, but no longer is a shareholder of the Company. He also has served as Chairman, President and Chief Executive Officer of Jutland Enterprises Inc., founder of the Company, commencing in March 1988. He has been in the food industry since 1985 and prior to that time was Chief Marketing Officer of H.C. Copeland and Associates, Inc., a subsidiary of the Travelers Insurance Company, which he helped to develop from a start-up venture into a national sales company with 600 employees.

    Robert Bagnell joined the Company in early 1998. He became a director in August 1998. He has had a broad experience as a food service executive, including positions with Price Waterhouse and Pizza Hut prior to joining Boston Market in 1994. At Boston Market he served as senior finance executive for the Northeast Division, overseeing 350 retail locations generating more than $400 million in revenue.

    Michael Viziello joined the Company in January, 1998. He became a director in August 1998. He is charged with the expansion of both the Company's bagel and gourmet soup concepts, as well as, licensing and co-branding opportunities. Mr. Vizziello was previously responsible for franchise development at Cones and Coffee, which he grew from a startup operation to a chain of over 60 franchised units open and under development. He has an equally impressive sales record with ADP and other companies with whom he has worked.

    Tom Lisker has been associated with the Company and its predecessors since 1986 in his capacity as a principal of LGS, Inc., an advertising agency located in New York City. Mr. Lisker serves as a consultant to the Company on advertising and promotional campaigns, public relations and the development of store design and concepts. He has extensive experience in the food service industry and has provided advertising, public relations and promotional advice for a number of clients within the industry, including General Foods, General Mills, Howard Johnson's and Lum's Restaurants.

    Key Personnel

    Larry Wiese has been with the Company as Director of Design and Equipment since its formation and, from 1990 until 1993 was employed by the Howberg Equipment Company, one of the Company's predecessor companies, where he was responsible for purchasing, shipping, and scheduling for construction and installation of bagel equipment nationally.

    Glenn Addis, former manager of the corporate store in Columbus, Ohio, has been with the Company since 1995. He is now Regional Director of the New York/New Jersey Region. Prior to joining All American, Mr. Addis had worked for ARA Services, where he was general manager of the Fine Dining Division of the private clubs in Miami International Airport. He also served as Food and Beverage Director for Doubletree Hotels, Hilton, and Holiday Inn. From 1978 to 1982, Mr. Addis was the owner of four restaurants in LaCrosse, Wisconsin.

    Kurt Cuccaro, the founder and principal stockholder of St. Pete's Bagels, a six store chain located in the Tampa, Florida market, has extensive experience in all phases of the bagel business, from the managment of a central cmmissary, to the operation of a retail store. Mr. Cuccaro became the Company's Regioal Vice President for Southeastern Operations upon the Comapny's acquistion of St. Pete's Bagels in September 1997.

    Fouad El-Hachimi is a Moroccan-trained international chef, who founded the "Soupman" gourmet soup concept. He has extensive experience in the creation of gourmet soups and has been featured on many local and national media reports, usually portrayed as the chief rival to the "Soup Nazi" of Seinfield fame. He has responsibility for the development of the Company's "Soup Chef(TM)" concept, and the ongoing roll out of new varieties of soup, as well as quality control in the manufacture of the entire soup line.

Directors' Compensation

    Directors of the Company currently receive no compensation for their service as such.

Limitation of Liability and Indemnification Matters

    As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Charter and By-Laws require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. In addition, as permitted by New Jersey law, the Charter eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liabilities for violations of the federal securities laws.

Omnibus Stock Plan

    The Company has adopted the All American Food Group, Inc. Amended and Restated Omnibus Stock Plan

(the "Plan") to promote the long-term growth and profitability of the Company by (i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

    The following discussion represents only a summary of certain of the Plan terms and is qualified in its entirety by reference to the complete Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    Shares Available; Maximum Awards; Participants. A total of 350,000 shares of the Company's Common Stock has been reserved for issuance pursuant to options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. The Company has not granted any options under the Plan.

    Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

    Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than six months from its date of grant.

    The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

    The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee. In addition, the Plan provides for broker-assisted cashless exercises in the discretion of the Compensation Committee.

    Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

    Plan Administration. The Plan initially is administered by the Board of Directors of the Company.

    The Board of Directors will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Board of Directors may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without shareholder approval, no such amendment may
(i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

    Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

    Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

    Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

    Nonqualified Stock Options. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

Executive Compensation

Summary Compensation Table

    The following summary compensation table sets forth certain information regarding compensation paid during each of the indicated fiscal periods to the person serving as the Company's Chief Executive Officer during the last year. No executive officers received salary and bonus in an amount exceeding $100,000 during any of the fiscal periods.


               Name and                                    Fiscal       Annual
          Principal Position                              Period(1)     Salary     Other(2)
          ------------------                              ---------     ------     --------
Andrew Thorburn, Chief Executive Officer..................  1997       $125,000    $28,000
                                                            1996       $100,003       --
                                                            1995        $39,000       --

Chris Decker, Chief Financial and Administrative Officer..  1997       $120,000       --
                                                            1996       $120,500       --
                                                            1995        $46,000       --

Anthony Foster, Chief Operating Officer...................  1997       $126,000    $36,891
                                                            1996       $101,703    $17,881(3)
                                                            1995           --         --

----------
(1) The Company's 1996 fiscal period was from November 1, 995 to October 31, 1996, its 1995 fiscal period was from February 1, 1995 to October 31, 1995 and its 1994 fiscal period was from February 1, 1994 through January 31, 1995.

(2) Excludes perquisites and other personal benefits otherwise categorized as salary which in the aggregate as for each of the named persons did not exceed 10% of the total annual salary for each person.

(3) Consists solely of temporary housing allowance payments.

                             CERTAIN TRANSACTIONS

    During 1995, Blue Chip Computerware, Inc. ("Blue Chip"), which, at the time, was an affiliate of the Company, purchased 475,000 shares of the Company's Series C Preferred Stock for which the Company received aggregate consideration of $475,000. During 1996, the Company redeemed 402,000 of such shares of Series C Preferred Stock at a price of $1.00 per share.

    The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. It is the Company's intent that, in the future, transactions with affiliated parties will be approved by a majority of the Company's disinterested directors or otherwise as permitted by applicable law. Any such future transactions are expected to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                            PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of July 31, 1998, certain information as to the beneficial ownership of Common Stock of each of the Company's directors, all officers and directors as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.


                                                                              Percentage
                                              Amount and Nature of          of Common Stock
                                              Beneficial Ownership     -------------------------


            Name and Address of                Immediately Before       Before          After
          Beneficial Stockholder                   Offering(1)         Offering      Offering(2)
          ----------------------               ------------------      --------      -----------

Andrew Thorburn...........................          67,101                 *             *
104 New Eva Dr.
South Plainfield, NJ 07080

Robert Bagwell                                           0                 *             *
104 New Eva Dr.
South Plainfield, NJ 07080

Michael Vizziello                                   25,000                 *             *
104 New Eva Dr.
South Plainfield, NJ 07080


All officers and directors as a group
  (6 persons).............................         132,101(3)           2.5%             *


----------
 *  Less than 1%.

(1) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated. Beneficial ownership is calculated in accordance with Rule 13-d-3(d) under the Exchange Act. The ownership of the shares deemed to be held by the Selling Stockholders, due to their ownership of Series G and H Preferred Stock is not reflected due to their contractual obligation to the Company pursuant to which they are not entitled to convert any Preferred Stock to the extent that after such conversion the number of shares of Common Stock beneficially owned by such shareholder and its affiliates (excluding any shares deemed beneficially owned through any continuing ownership of the Preferred Stock) exceeds 4.9% of the outstanding Common Stock. The conversion price will be adjusted and the number of shares beneficially owned and being offered by the Selling Stockholder will vary in accordance with the terms of the Preferred Stock to reflect changes in the market price of common stock, stock dividends, stock splits, and certain other circumstances. See "Description of Securities."

(2) Assumes that the listed shareholders will continue to hold the shares currently held thereby after completion of the Offering.

(3) Includes all shares reflected above as beneficially owned by Messrs. Thorburn, Bagwell and Vizziello.

                           DESCRIPTION OF SECURITIES

General

    The authorized capital stock of the Company consists of an aggregate of 24,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value. As of July 31, 1998, there were outstanding 1,867,661 shares of Common Stock and 190,000, 180,000, 982,503, 0, 0, 5,000, 10,000 and 35,000 shares of Series A,
Series B, Series C, Series D, Series F, Series G and Series H Preferred Stock, respectively.

Common Stock

    Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the stockholders, subject to the preferential rights of the Preferred Stock. As of July 31, 1998, there were approximately 500 holders of record of the Company's Common Stock.

Preferred Stock

    Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject, to the consent of the existing holders of preferred stock, in certain instances. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover of the Company and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have a detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may depress the market price of the Company's securities and may limit stockholders' ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids.

    The Company has issued seven of Preferred Stock, designated Series A Partially Redeemable Convertible Preferred Stock ("Series A Preferred Stock"), Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and Series C Convertible Preferred Stock ("Series C Preferred Stock" and, collectively with the Series A Preferred Stock and the Series B Preferred Stock, "Pre-IPO Preferred Stock"), Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock. The Series A Preferred Stock was issued to Howard Goldberg in connection with the Company's acquisition of the Goldberg Companies. The Series B Preferred Stock was issued to the shareholders of the Sammy's Companies in connection with the Company's acquisition of all of the outstanding shares of the Sammy's Companies. See "Business -- History of the Company." The Series C Preferred Stock was issued by the Company to a number of affiliated and unaffiliated purchasers in various capital raising transactions. See "Certain Transactions." The Series D through H Preferred Stock was issued by the Company to a number of unaffiliated purchasers in various capital raising transactions.

    Each share of the Pre-IPO Preferred Stock is convertible, at the election of the holder thereof, into shares of the Common Stock of the Company on a one-for-one basis, subject to adjustment in the event of certain events including (i) stock dividends, splits and reverse splits; (ii) reclassifications; (iii) issuances of warrants or rights to holders of Common Stock at a price per share less than the then-current market price of the Common Stock (as defined); (iv) other dividends or distributions to shareholders of assets or evidences of indebtedness; and (v) mergers, consolidations, sales of all or substantially all of the Company's assets, statutory exchanges of its securities and similar transactions. The Pre- IPO Preferred Stock has no preference as to dividends, which are payable only as and when declared by the Board of Directors, and need not be declared, notwithstanding the declaration of dividends with respect to any other class or series of the Company's capital stock. The Pre-IPO Preferred Stock has no preference upon liquidation of the Company, but instead participates pro rata, on a share-for-share basis, with shares of Common Stock in respect of any funds otherwise available for distribution to shareholders upon such liquidation. Holders of Pre-IPO Preferred Stock have no voting rights, except as required by applicable law.

    The Company is obligated to redeem 60,000 Series B shares (or such lesser number of shares as is then outstanding) at a price of $5.00 per share no later than December 12, 1998. The Company, at its election, also may redeem some or all of the shares of Preferred Stock outstanding at any time upon payment of a redemption price equal to $5.00 plus a premium thereon equal to 6% per annum measured from September 1994 to the effective date of such redemption.

    The Series C Preferred Stock is not subject to mandatory redemption by either the Company or at the election of the holders thereof.

    Except as required by New Jersey law, holders of Pre-IPO Preferred Stock have no voting rights.

    There are no shares of Series D or Series E Convertible Preferred Stock which are currently outstanding. There are 5,000 shares of Series F, 10,000 shares of Series G and 35,000 shares of Series H Convertible Preferred Stock currently outstanding.

    The Series F Convertible Preferred Stock has voting rights on as converted basis with the common stock and is non-voting and accrues quarterly dividends at the rate of six percent (6%) per annum. In the event of any liquidation, dissolution or winding up of the Company, the holders of these shares will be entitled to receive, prior and in preference to any distribution of any assets of the Company to the Common Stock holders, the amount of $100 per share plus any and all accrued but unpaid dividends. These Preferred Stock shares are convertible into Common Stock of the Company at a conversion price equal to 70% of the closing price of the Common Stock for the five trading days preceding the conversion date.

    The Series G Convertible Preferred Stock has voting rights on an as converted basis with the Common Stock and accrues quarterly dividends at the rate of eight percent (8%) per annum. In the extent of any liquidation, dissolution or winding up of the Company, the holders of these shares will be entitled to receive, prior and in preference to any distribution of any assets of the Company to the Common Stock holders, the amount of $100 per share plus any and all accrued but unpaid dividends. These Preferred Stock shares are convertible into Common Stock of the Company at a conversion price equal to 65% of the closing price of the Common Stock for the five trading days preceding the conversion date.

    The Series H Convertible Preferred Stock has voting rights on an as converted basis with the Common Stock and accrues quarterly dividends at the rate of eight percent (8%) per annum. In the event of any liquidation, dissolution or winding up of the Company, the holders of these shares will be entitled to receive, prior and in preference to any distribution of any assets of the Company to the Common Stock holders, the amount of $100 per share plus any and all accrued but unpaid dividends. These Preferred Stock shares are convertible into Common Stock of the Company at a conversion price equal to 75% of the closing price of the Common Stock for the five trading days preceding the conversion date.

Transfer Agent

    The transfer agent for the Company's Common Stock is Continental Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. All of the 5,394,343 outstanding shares of the Company's Common Stock are freely tradeable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and Preferred Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in this Offering. See "Description of Securities," "Shares Eligible for Future Sale," and "Principal Shareholders."

                                 LEGAL MATTERS

    The validity of the securities offered hereby has been passed upon for the Company by _______________________________.

                                    EXPERTS

    The financial statements of the Company at October 31, 1996 and October 31, 1997 and for the fiscal periods then ended, appearing in this Prospectus and Registration Statement of which this Prospectus forms a part have been audited by DelSanto and DeFreitas, Certified Public Accountants, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

    The Company has filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission in Washington, D.C. upon payment of the prescribed fees. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Commission at such address.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                          Audited Financial Statements

                                                                       Page No.
                                                                       --------
Report of Independent Certified Public Accountants                          F-2

Consolidated Balance Sheet at October 31, 1997 and 1996                     F-3

Consolidated Statement of Operations for the Years Ended October
   31, 1997 and 1996                                                        F-4

Consolidated Statement of Cash Flows for the Years Ended October
   31, 1997 and 1996                                                        F-5

Consolidated Statement of Stockholders' Equity (Deficit) for the
   Years ended October 31, 1997 and 1996                                    F-6

Notes to Consolidated Financial Statements                                  F-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
All American Food Group, Inc.
South Plainfield, New Jersey


We have audited the accompanying consolidated balance sheets of All American Food Group, Inc. and Subsidiaries as of October 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' deficit for the years ended October 31, 1997 and 1996.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of All American Food Group, Inc. and Subsidiaries as of October 31, 1997 and 1996, and their consolidated results of operations and cash flows for the years ended October 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed at Note 1 to the Consolidated Financial Statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



DelSanto and DeFreitas
Closter, New Jersey



February 7, 1998

                ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET

                                                                                             October 31,           October 31,
                                                                                         --------------------    ----------------
                                                                                                1997                  1996
                                                                                         --------------------    ----------------

                                    ASSETS
Current Assets:
   Cash                                                                                             $326,603             $84,302
   Accounts receivable, net of allowances for possible losses of $12,000
      and $12,000 respectively                                                                       284,645             127,490
   Notes receivable, current portion                                                                  20,441              97,115
   Notes receivable - officer                                                                        127,000               --
   Inventories                                                                                       133,810              66,580
   Prepaid expenses                                                                                  918,775             407,516
                                                                                         --------------------    ----------------
   Total Current Assets                                                                            1,811,274             783,003

Property, Plant and Equipment, at cost less accumulated depreciation
   and amortization of $377,765 and $249,533 respectively                                          2,025,387             920,570
Intangible Assets, net of accumulated amortization of $583,096 and $418,460                        1,261,146             293,319
   respectively
Security Deposits                                                                                     90,028              31,148
Notes receivable - long-term                                                                          55,099             160,434
                                                                                         --------------------    ----------------

   Total Assets                                                                                   $5,242,934          $2,188,474
                                                                                         ====================    ================


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
   Notes payable                                                                                     $80,693            $194,899
   Accounts payable and accrued expenses                                                           1,532,659           1,345,372
   Capitalized lease obligations - current maturities                                                 62,710              75,517
   Loans from stockholders - current maturities                                                        4,757              14,727
   Current maturities of long-term debt                                                               58,378               1,932
   Deferred franchising revenue, current portion                                                      33,505             189,615
                                                                                         --------------------    ----------------
      Total Current Liabilities                                                                    1,772,702           1,822,062

Capitalized Lease Obligations                                                                         69,478              25,300
Loans from stockholders                                                                                1,398               5,454
Convertible debentures                                                                             1,300,000               --
Long-term debt                                                                                       299,908               --
Deferred franchising revenue                                                                          26,290             160,434
                                                                                         --------------------    ----------------
      Total Liabilities                                                                            3,469,776           2,013,250
                                                                                         --------------------    ----------------

Commitments and contingencies
Redeemable preferred stock, no par value, Series A, 0 and 115,000 shares issued and outstanding respectively, Series B, 60,000 and 120,000 shares issued and outstanding respectively, Redemption value of $300,000 at
   October 31, 1997                                                                                   268,033             562,678
                                                                                         --------------------    ----------------

Stockholders' Equity (Deficit):
   Non-redeemable convertible preferred stock, no par value, Series A, 190,000 shares authorized, 10,000 and 75,000 shares issued and outstanding respectively, Series B, 180,000 shares authorized, 60,000 shares issued and outstanding, Series C, 1,600,000 shares authorized, 832,934 and
      982,503 shares issued and outstanding respectively                                              322,470             537,905
   Common stock, no par value, 20,000,000 shares authorized,
       5,924,397 and 1,867,661 shares issued and outstanding respectively                          11,130,669           3,360,136
   Accumulated deficit                                                                             (9,984,014)         (4,285,495)
                                                                                         --------------------    ----------------
                                                                                                   1,469,125            (387,454)
                                                                                         --------------------    ----------------

   Total Liabilities and Stockholders' Equity (Deficit)                                           $5,242,934          $2,188,474
                                                                                         ====================    ================

         The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                             Year Ended October 31,
                                                                              -----------------------------------------------------
                                                                                       1997                       1996
                                                                              -----------------------  ----------------------------

Revenues:
   Store sales                                                                            $1,777,274                    $1,401,266
   Franchising revenue                                                                       284,829                       277,854
   Equipment and product sales                                                               747,782                       561,067
                                                                              -----------------------  ----------------------------
                                                                                           2,809,885                     2,240,187
                                                                              -----------------------  ----------------------------


Operating expenses:
   Cost of Sales - equipment and product costs and
     store operations, exclusive of depreciation and amortization                          2,094,008                     1,572,185
   Selling, general and administrative expenses                                            4,974,666                     2,132,072
   Loss on disposal of equipment                                                              72,397                        --
   Depreciation and amortization                                                             336,430                       251,741
   Settlement Costs - Employment Contracts                                                    47,010                       224,341
                                                                              -----------------------  ----------------------------
                                                                                           7,524,511                     4,180,339
                                                                              -----------------------  ----------------------------

Operating loss                                                                            (4,714,626)                   (1,940,152)

Interest expense                                                                             983,893                        33,440
                                                                              -----------------------  ----------------------------

Net loss                                                                                 ($5,698,519)                  ($1,973,592)
                                                                              =======================  ============================


Adjusted net loss for net loss per common share calculation:
Net loss                                                                                 ($5,698,519)                  ($1,973,592)
Increase in carrying amount of redeemable preferred stock                                    (48,385)                     (562,678)
                                                                              -----------------------  ----------------------------
Net loss attributable to common stock                                                    ($5,746,904)                  ($2,536,270)
                                                                              =======================  ============================


Shares outstanding:
   Weighted average number of common shares outstanding                                    3,634,442                       943,150

   Additional shares                                                                      --                               430,558
                                                                              -----------------------  ----------------------------
Adjusted shares outstanding                                                                3,634,442                     1,373,708
                                                                              =======================  ============================

Net loss per common share                                                                     ($1.58)                       ($1.85)
                                                                              =======================  ============================



         The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS





                                                                                                Year Ended October 31,
                                                                                      --------------------------------------------
                                                                                            1997                   1996
                                                                                      -----------------   ------------------------

Cash Flows from Operating Activities:
      Net loss                                                                             ($5,698,519)               ($1,973,592)
      Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
        Depreciation and amortization                                                          336,430                    251,741
        Common stock issued for services                                                       748,022                       --
        Loss on disposal of equipment                                                           72,397                       --
        Amortization of discount on issuance of convertible debentures                         667,677                       --
        Decrease (increase) in:
           Accounts receivable                                                                (131,132)                   (19,849)
           Inventories                                                                         (35,412)                    57,069
           Prepaid expenses                                                                    374,781                   (362,265)
           Security deposits                                                                   (51,936)                      (914)
        Increase (decrease) in:
           Accounts payable and accrued expenses                                               (91,306)                   290,651
           Deferred franchising revenue                                                        (71,952)                    30,000
                                                                                      -----------------   ------------------------
              Total adjustments                                                              1,817,569                    246,433
                                                                                      -----------------   ------------------------
              Net cash (used in) operating activities                                       (4,007,950)                (1,727,159)
                                                                                      -----------------   ------------------------


Cash Flows from Investing Activities:
      Capital expenditures                                                                    (347,477)                   (96,612)
      Acquisition of intangible assets                                                          --                        (33,572)
      Business acquired, net of cash received                                                 (281,776)                      --
      Notes receivable - officer                                                              (127,000)                      --
                                                                                      -----------------   ------------------------
        Net cash (used in) investing activities                                               (756,253)                  (130,184)
                                                                                      -----------------   ------------------------

Cash Flows from Financing Activities:
      Proceeds from issuance of common stock                                                 3,235,337                  2,003,986
      Proceeds from issuance of convertible debentures                                       2,250,000                       --
      Proceeds from issuance of preferred stock                                                 --                        200,000
      Redemption of preferred stock                                                           (343,029)                  (416,997)

      Proceeds from issuance of notes payable                                                   --                        194,899
      Payments of notes payable                                                               (195,729)                      --
      Proceeds from capitalized lease obligations                                               --                         10,900
      Payments of capitalized lease obligations                                                (80,442)                   (70,238)
      Payments of loans from stockholders                                                      (14,026)                   (28,909)
      Proceeds from long-term debt                                                              51,818                       --
      Payments of current maturities of long-term debt                                         (24,425)                    (5,699)
                                                                                      -----------------   ------------------------
        Net cash provided by financing activities                                            4,879,504                  1,887,942
                                                                                      -----------------   ------------------------

Net increase in cash                                                                           242,301                     30,599

Cash - beginning of period                                                                      84,302                     53,703
                                                                                      -----------------   ------------------------

Cash - end of period                                                                          $326,603                    $84,302
                                                                                      =================   ========================



         The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEAR ENDED OCTOBER 31, 1997 AND 1996



                                                                                                      Non-Redeemable
                                                                    Common Stock                      Preferred Stock
                                                         -----------------------------------  ---------------------------------
                                                             Shares            Amount             Shares           Amount
                                                         ---------------  ------------------  ---------------  ----------------
Balance at October 31, 1995                                     945,650            $876,150        1,639,500        $1,022,580

Year Ended October 31, 1996:
Conversion of preferred stock to
   common stock                                                  35,000              70,000          (70,000)          (70,000)
Common stock issuance                                           887,011           2,413,986           --               --
Preferred stock issuance                                             --              --              200,000           200,000
Preferred stock redemption                                           --              --             (416,997)         (416,997)
Increase in carrying amount of redeemable
   preferred stock                                                   --              --             (235,000)         (197,678)
Net Loss                                                             --              --                 --             --
                                                         ---------------  ------------------  ---------------  ----------------

Balance at October 31, 1996                                   1,867,661           3,360,136        1,117,503           537,905


Year Ended October 31, 1997:
Common stock issuance - Initial public
   offering                                                   1,265,000           3,235,337           --                  --
Common stock issuance - acquisition
   of businesses                                                504,800           1,103,906           --                  --
Conversion of preferred stock to common
   stock                                                        214,569             167,050         (214,569)         (167,050)
Increase in carrying amount of redeemable
   preferred stock                                               --                   --                               (48,385)
Common stock issuance for services                            1,010,000           1,634,063           --                  --
Common stock issued for property                                 10,000              12,500           --                  --
Convertible debenture discount                                   --                 667,677           --                  --
Conversion of Convertible debentures to
   common stock                                               1,052,367             950,000           --                  --
Net Loss                                                         --                   --              --                  --
                                                         ---------------  ------------------  ---------------  ----------------

Balance at October 31, 1997                                   5,924,397         $11,130,669          902,934          $322,470
                                                         ===============  ==================  ===============  ================





                                                Additional
                                                  Paid-In         Accumulated
                                                  Capital           Deficit             Total
                                               --------------  -------------------  ---------------

Balance at October 31, 1995                         $365,000          ($2,311,903)        ($48,173)

Year Ended October 31, 1996:
Conversion of preferred stock to
   common stock                                            --              --                    0
Common stock issuance                                      --              --            2,413,986
Preferred stock issuance                                   --              --              200,000
Preferred stock redemption                                 --              --             (416,997)
Increase in carrying amount of redeemable
   preferred stock                                  (365,000)              --             (562,678)
Net Loss                                                   --          (1,973,592)      (1,973,592)
                                               --------------  -------------------  ---------------

Balance at October 31, 1996                                0           (4,285,495)        (387,454)


Year Ended October 31, 1997:
Common stock issuance - Initial public
   offering                                             --                --             3,235,337
Common stock issuance - acquisition
   of business's                                        --                --             1,103,906
Conversion of preferred stock to common
   stock                                                --                --                 --
Increase in carrying amount of redeemable
   preferred stock                                      --                --               (48,385)
Common stock issuance for services                      --                --             1,634,063
Common stock issued for property                        --                --                12,500
Convertible debenture discount                          --                --               667,677
Conversion of Convertible debentures to
   common stock                                         --                --               950,000
Net Loss                                                --             (5,698,519)      (5,698,519)
                                               --------------  ------------------------------------

Balance at October 31, 1997                               $0          ($9,984,014)      $1,469,125
                                               ==============  ===================  ===============

         The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

1. Organization and Summary of Significant Accounting Policies:

(a) Organization --

The Company was incorporated under the name Jutland Food Group, Inc. on September 27, 1993 under the laws of the State of New Jersey. On October 20, 1993, the Company acquired substantially all of the assets of Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc., hereinafter referred to as the "Goldberg acquisition." The assets acquired consisted of a bagel equipment business and two retail bagel stores. On September 29, 1994, the Company acquired all of the outstanding stock of four interrelated corporations all conducting business under the tradename "Sammy's New York Bagels," hereinafter referred to as the "Sammy's acquisition." The acquisition consisted of three certified kosher retail bagel stores and a bagel production facility, all operating under rabbinical supervision. On March 17, 1997, the Company completed the acquisition of substantially all of the assets of Bagel Connection, Inc., a private company consisting of one company-owned and three franchised bagel stores operating under the name Bagel Connection in New Haven, Ct. The operations at Bagel Connection, Inc. for the period March 17, 1997, the Acquisition Date, through October 31, 1997 are included within these financial statements. The purchase price was approximately $390,000, consisting of the assumption of net liabilities of approximately $340,000 and the issuance of 25,000 shares of common stock. On September 23, 1997, the Company acquired all of the outstanding stock of three interrelated corporations all conducting business under the tradename "St. Pete Bagels," hereinafter referred to as the "St. Pete acquisition." The acquisition consisted of a six store bagel chain located in St. Petersburg, FL. Four of the stores are Company-owned and two are franchised units. The acquisition also included a bagel production facility. The purchase price was approximately $1,220,000, consisting of cash in the amount of $220,000 and the issuance of 479,800 shares of common stock. The operations of St. Pete Bagels for the period of September 23, 1997, the acquisition date, through October 31, 1997 are included within these financial statements. All of these acquisitions have been accounted for under the purchase method of accounting in accordance with Accounting Principle Board Opinion No. 16. Effective October 31, 1995 the Company changed its fiscal year to October 31st. The Company changed its name to All American Food Group, Inc. on October 24, 1995.

The unaudited consolidated results of operations on a pro forma basis as though St. Pete Bagels had been acquired as of the beginning of the Company's fiscal year 1996 are as follows (Bagel Connection, Inc. excluded effect is insignificant):

                                                 1997             1996
                                                 ----             ----

Revenues and other income                     $4,299,000       $3,942,000
                                              ==========       ==========
Net income (loss)                             (5,734,000)      (2,612,000)
                                              ==========       ==========
Earnings (loss) per  common share                  (1.61)           (1.41)
                                                   =====            =====


(b) Business --

The Company is principally engaged in the development of a retail chain of franchised bagel stores, including the operation of a certain number of Company-owned stores for training and marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's New York Bagels & Deli " and "Goldbergs New York Bagels."

(c) Going Concern --

As shown in the Accompanying Consolidated Financial Statements, the Company incurred a net loss of $5,698,519 for the year ended October 31, 1997 and has an accumulated deficit of $9,984,014 as of such date. During fiscal year
October 31, 1997 the Company used cash in operating activities of $4,007,950. This creates an uncertainty about the Company's ability to continue as a going concern. Management of the Company is developing a plan to reduce its operating loss and to raise capital through the issuance of additional stock (or debt). The ability of the Company to continue as a going concern is dependent on the plan's success and there can be no assurance that the Company will be successful. See Note 20 of the Consolidated Financial Statements regarding certain subsequent events. The Consolidated Financial Statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

(d) Principles of Consolidation --

The consolidated financial statements include the accounts of All American Food Group, Inc. and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(e) Cash and Cash Equivalents --

At October 31, 1997 and 1996 cash represented monies on deposit in financial institutions.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

1. Organization and Summary of Significant Accounting Policies -- (continued)

(f) Concentration of Credit Risk --

The Company maintains cash and cash equivalents with various financial institutions. Company policy is designed to limit exposure with any one institution. Credit risk with respect to trade accounts and notes receivable is minimal, due to the terms under which the Company transacts its business.

(g) Fair Value of Financial Instruments --

The Company estimates that the fair value of all financial instruments at October 31, 1997 and 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet based upon currently available information.

(h) Inventories --

Inventories are stated at the lower of cost (first-in, first-out ("FIFO")) or market.

(i) Property, Plant and Equipment --

Equipment, fixtures and leasehold improvements are recorded at cost. Equipment under capital leases is recorded at the net present value of the associated lease payments. Major replacements or improvements are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years.

(j) Intangible Assets --

The values assigned to intangible assets result from the business combinations described in Note 1(a) and are based on an independent appraisals and management's estimates, and are being amortized on a straight-line basis over their estimated useful lives, which range from three and one-half to five years.

(k) Franchise Revenue Recognition --

Franchise revenue includes the sale of single unit franchises, the sale of Company-owned stores to franchisees, the sale of market development franchises and ongoing royalty and advertising fees.

Single unit franchise agreements ("Single Unit Agreements") provide for payment of a non-refundable initial franchise fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

1. Organization and Summary of Significant Accounting Policies (continued)

(k) Franchise Revenue Recognition --(continued)

Market Development Agreements provide for the payment, by the Market Developer, of a non-refundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the

Market Development Agreements provide for the payment, by the Market Developer, of a non-refundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the

Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and the ongoing single store fees within the Market Area. Under Market Development Agreements, Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation, are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received. The Company records non-interest bearing notes with a term in excess of one year at a discount for imputed interest thereon. As of October 31, 1997 and 1996, the Company had deferred the recognition of $39,795 and $257,549 respectively, of revenues relating to notes from Market Developers. See notes 3 and 8.


The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store. As of October 31, 1997, the Company had no deferred revenue relating to stores in Market Developers' Market Areas.

The Company recognizes revenues from the sale of Company-owned stores to franchisees upon consummation of the sale transaction.

The Company recognizes franchise royalty revenue when it is earned.

Franchise revenue for the year ended October 31, 1997 of $284,829 consists of initial non-recurring franchise and market development fees of $62,500 and $101,884, respectively, and ongoing royalties of $120,445. Franchise revenue for the year ended October 31, 1996 of $277,854 consists of initial non-recurring franchise and market development fees of $37,500 and $177,878, respectively, and ongoing royalties of $62,476.

(l) Net Loss per Share --

Net loss per common share was determined by dividing net loss, as adjusted, by the weighted average number of common shares outstanding, as adjusted. The net loss for the year ended

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

1. Organization and Summary of Significant Accounting Policies -- (continued)

(l) Net Loss per Share --(continued)

October 31, 1997 and 1996 was adjusted by an increase of $48,385 and $562,678 respectively, representing the increase in the carrying amount of redeemable preferred stock. (See Note 13). The weighted average number of common shares outstanding was adjusted by an increase of 430,558 shares for the year ended October 31, 1996. These additional shares represent the number of shares and options issued within the twelve months prior to May 3, 1996, when the Company filed a registration statement for an initial public offering (IPO), that were issued for consideration per share or at an exercise per share less than the anticipated IPO price of $3.50 per share. The treasury stock method has been used to determine the net increase in the number of shares outstanding. As such the computation of fully diluted net loss per share was anti-dilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss per share are the same.




(m) Stock Options --

The Company accounted for stock option grants for the fiscal period ended October 31, 1996 in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation or other expense for the stock option grants.

During fiscal year ended October 31, 1997 the Company accounted for stock options granted to employees under APB Opinion No. 25, and accounted for stock options granted to non-employees under Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

(n)  Use of Estimates --

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997


2. Inventories:

Inventories at October 31, consist of the following:

                                               1997                1996
                                           -----------          ----------

            Food and paper products        $   105,800          $   37,774
            Equipment and parts                 28,010              28,806
                                           -----------          ----------
            Total inventories
                                           $   133,810          $   66,580
                                           ===========          ==========

3. Notes Receivable:

Notes receivable at October 31, represent the present value of the unpaid portion of the Market Development Fees due in connection with the sales of Market Areas and other franchise revenues.


The market developer notes, which are non-interest bearing have been discounted based on an imputed interest rate of 9%:

                                                     1997               1996
                                                ------------        -----------
 Notes receivable (market developer), paid
    by the application of 50% of compensation
    due to Market Developer                        $  39,795         $ 48,230
 Notes receivable (market developer), due in
    quarterly installments of $20,000                  --             209,319
 Notes receivable, due in monthly
    installments of $850, 10% per annum,
    60 months (note secured by equipment)             35,745             --
                                                ------------        -----------
                                                      75,540          257,549
         Less current portion                         20,441           97,115
                                                ------------        -----------
                                                   $  55,099         $160,434
                                                ============        ===========


4. Notes Receivable-Officer:

Notes receivable officer of $127,000 are due on demand and bear interest at the rate of 7% per annum.

5. Fixed Assets:

Fixed assets and accumulated depreciation at October 31, consist of the following:



                                                                                                    Estimated
                                                                            1997         1996       Useful Lives
                                                                      ------------     ---------    -------------

          Machinery and equipment - retail stores                      $ 1,062,318     $ 495,182          7 years
          Office furniture and warehouse equipment                         200,851       172,200          7 years
          Trucks and delivery vehicle                                      145,559        31,370     3 to 5 years
          Leasehold improvements - retail stores                           791,436       243,155    Term of lease
          Construction in progress                                         202,988       228,196
                                                                      ------------     ---------
                                                                         2,403,152     1,140,103
          Accumulated depreciation                                        (377,765)     (249,533)
                                                                      ------------     ---------
          Fixed assets, net of accumulated
             depreciation                                             $  2,025,387    $  902,570
                                                                      ============    ==========

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

5. Fixed Assets--(continued)

Depreciation expense aggregated $171,794 and $103,944 for the year ended October 31, 1997 and, 1996, respectively. At October 31, 1997 certain debt is secured by approximately $569,000 of fixed assets.

6. Intangible Assets:

Intangible assets and accumulated amortization at October 31, are as following:


                                                                                                    Estimated
                                                                            1997         1996       Useful Lives
                                                                    ------------       ---------    -------------
          Kosher certification                                         $ 165,771       $ 165,771         5 years
          Non-compete agreements                                         266,789         216,789         4 years
          Lease acquisition costs                                         33,572          33,572        10 years
          Favorable lease agreement                                        7,891           7,891     3 1/2 years
          Customer lists                                                  93,970          93,970         4 years
          Proprietary formula                                            135,513         135,513         5 years
          Drawings and blueprints                                         58,273          58,273         5 years
          Trademark                                                       75,000             --         10 years
          Goodwill                                                     1,007,463             --         10 years
                                                                    ------------       ---------
                                                                       1,844,242         711,779
          Accumulated amortization                                      (583,096)       (418,460)
                                                                    ------------       ---------
          Intangible assets, net of accumulated
             amortization                                           $  1,261,146       $ 293,319
                                                                    ============       =========


Amortization expense aggregated $164,636 and $147,797 for the year ended October 31, 1997 and 1996, respectively.

7. Notes Payable:

Notes payable at October 31, 1997 bear interest at the rates ranging from 10% to

13% and are due on demand. Notes payable at October 31, 1996 consisted of $147,899 due to an officer and $46,900 due to three unrelated individuals. The notes are due on demand and bear interest at rates ranging from 6% to 10%.

8. Deferred Franchising Revenue:

Deferred franchising revenue at October 31, represents Initial Franchise Fees received in connection with single store franchises where the stores have not yet opened and the present value of the portion of the Market Development Fee paid by means of non-interest bearing notes as to which the Company has not as yet recognized revenue, and are as follows:

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

8. Deferred Franchising Revenue--(continued)


                                                                     1997                   1996
                                                                  --------             ---------
          Single store, Initial Franchise Fees received,
               stores not yet open                                $ 20,000             $  92,500
          Market development fees                                   39,795               257,549
                                                                  --------             ---------
                                                                    59,795               350,049
          Less current portion                                      33,505               189,615
                                                                  --------             ---------
          Deferred franchising revenue, long-term                 $ 26,290             $ 160,434
                                                                  ========             =========

9. Equipment Lease Obligations:

The Company and its subsidiaries are obligated under various equipment lease arrangements which have been capitalized in the accompanying financial statements. Property, plant, and equipment presented on the consolidated balance sheet includes approximately $569,000 of assets capitalized under these leasing arrangements. Accumulated depreciation recorded on these assets approximated $61,000 at October 31, 1997. These lease obligations are due in monthly installments including interest expense at annual interest rates ranging from 8.3% to 24.5%. The lease obligations are payable at various dates through May 2001. The future minimum payments required under the lease arrangements with their present value at October 31, 1997 are as follows:

                                         Present      Interest       Minimum
          Year Ended October 31,           Value       Expense       Payments
          ----------------------         --------      -------       --------

                1998                      $62,710      $12,277       $ 74,987
                1999                       40,910        4,488         45,398
                2000                       26,215        1,789         28,004
                2001                        2,353          125          2,478
                                         --------      -------       --------
                                         $132,188      $18,679       $150,867
                                         ========      =======       ========


10. Loans From Stockholders:

Loans from stockholders primarily consist of obligations assumed in the Sammy's acquisition. These loans are due in monthly installments including interest expense at annual rates ranging from 5.0% to 16.76%. The loans are payable through dates ranging from November 1997 through February 1999.

The future minimum payments required under the loans, with their present value at October 31, 1997, are as follows:

                                         Present      Interest       Minimum
          Year Ended October 31,           Value       Expense       Payments
          ----------------------         --------      -------       --------

                1998                     $  4,757        $ 207       $ 4,964
                1999                        1,398           14         1,412
                                         --------      -------       --------
                                         $  6,155        $ 221       $ 6,376

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

11. Long-term Debt:

Long-term debt at October 31, is summarized as follows:


                                                                                    1997        1996
                                                                                  -------      ------

          Notes payable to bank in monthly installments of $1,234 including interest at the rate of 10% per annum through July 2001 secured
            by a vehicle                                                          $ 48,970         --

          Notes payable to bank in monthly installments consisting of $300 of principal plus interest at 10% per annum, maturing at
            December 1998 secured by equipment and leasehold improvements          122,614         --

          Notes payable to bank in monthly installments of $3,000
            including interest at the rate of 10% per annum, maturing at
            December 2003 secured by equipment and leasehold improvements          148,566         --

          Notes payable to bank in monthly installments of $408 including interest at the rate of 10.08% per annum through June 2000,
            secured by a vehicle                                                    11,715         --

          Notes payable to bank in monthly installments of $650 including
            interest at the rate of 15% per annum through October 2000              26,421         --

          Note payable to bank in monthly installments of $405 plus
            interest at 1.5% above the prime rate, through February 1997,
            secured by equipment                                                     --        $1,042

          Note payable to individual in monthly installments of $153 including interest at the rate of 12.5% per annum, payable through April 1997
                                                                                     --           890
                                                                                ---------      ------
                                                                                 358,286        1,932
          Less current portion                                                    58,378        1,932
                                                                                ---------      ------
          Long-term debt                                                        $299,908       $   --
                                                                                =========      ======

See Note 18 for the discussion of Convertible Debentures which mature on September 30, 1999.

12. Income Taxes:

The Company has adopted SFAS No. 109 and is a C Corporation subject to federal and state income taxes with a fiscal year ended October 31

At October 31, the cumulative temporary differences resulted in net deferred assets or liabilities consisting primarily of:

                                                    1997          1996
                                                  --------      ---------
Deferred tax assets


     Accounts receivable and other reserves      $  159,000    $   12,000
     Net operating loss carryovers                8,551,000     2,400,000
                                                  --------      ---------
                                                  8,710,000     2,412,000
     Less valuation allowance                     7,338,000     2,021,000
                                                  --------      ---------
Deferred tax asset, net                           1,372,000       391,000

Deferred tax liabilities:

     Difference between assigned value and the tax basis assets and liabilities resulting from the Goldberg's, St. Pete and

Sammy's acquisitions                              1,372,000       391,000
                                                 ----------      --------

Net deferred tax assets (liabilities)            $       --      $     --
                                                 ==========      ========


For income tax reporting, the Company has net operating loss carryfowards available to reduce future federal and state income taxes of approximately $8,551,000. These loss carryfowards will expire in the years 2004 and 2012, respectively, for state and federal tax purposes.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

13. Redeemable and Non-redeemable Preferred Convertible Preferred
Stock

The Company issued 190,000 shares of Series A (180,000 shares issued to Mr. Goldberg and 10,000 shares to a third party) and 180,000 shares of Series B Convertible Preferred Stock in connection with the Goldberg's and Sammy's acquisitions, respectively.

Series A Shares:

Upon the completion of the Company's initial public offering the Company reached a settlement with Mr. Goldberg, under which the Company redeemed 115,000 of the Series A Preferred stock for $25,000, and Mr. Goldberg converted the remainder of the Preferred stock into 65,000 shares of common stock, and consequently, there are no Series A Preferred shares outstanding at this time.

Series B Shares:


Upon the completion of the Company's initial public offering, in accordance with its obligations to the holders of the Series B Preferred Stock during the year ended December 31, 1997, the Company redeemed 60,000 shares at $5.30 per share, for a total redemption cost of $318,029.


Twenty four months after completion of the Company's initial public offering, which date would be December 12, 1998, the Company has the further obligation to offer to redeem an additional 60,000 shares of the Series B Preferred stock at a redemption price of $5.00 per share. Upon the receipt of such offer the holders of the Series B Preferred stock can accept the offer or convert the shares into an equal number of shares of the common stock of the Company.

At October 31, 1997 the present value of the amount necessary to redeem the maximum number of shares of Series B Preferred Stock has been reflected in the accompanying consolidated financial statements as "Redeemable Preferred Stock, Series B.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

13. Redeemable and Non-redeemable Preferred Convertible Preferred
Stock--(continued)

The following presents the previous carrying amounts of the Series A and Series B Preferred Stock and the accretion (increase in the carrying amount) for the year ended October 31, 1997, and the redemption amounts for the preferred shares.

                                     Series A                 Series B
                                 -----------------       ------------------
                                 Shares     Amount       Shares      Amount
                                 ------     ------       ------      ------

Carrying amount at October       115,000    $24,439      120,000    $538,239
  31, 1996 and accretion
  for the year then ended

Accretion for year ended
  October 31, 1997                              561                   47,824
Redemption Amount               (115,000)   (25,000)     (60,000)   (318,030)

Carrying amount at October       ------     ------       ------      ------
  31, 1997                          --         --         60,000    $268,033
                                --------    -------      -------    --------


The maturity schedule of the redemptions is as follows:

         Year Ended October 31,                     Amount
         ----------------------                     ------

                  1999                             $ 300,000
                                                   ---------
                                                     300,000
            Less unrecognized accretion               31,967
                                                   ---------
   Carrying amount at October 31, 1997             $ 268,033
                                                   =========

The unrecognized accretion will be recorded over the period to anticipated redemption using the interest method.

Series C Preferred Stock:

The Company also has outstanding 832,934 shares of Series C Non-redeemable Convertible Preferred stock. The Certificate of Designation for this series provides that the Company may, at its sole option, redeem all or part of the stock for $5.00 a share, subject to the holder's election to convert the shares into an equal number of common shares of the Company. The shares have no conditions under which the Company must redeem all or portion of theses shares.

As discussed in Note 14, Related Party Transactions, the Company agreed to redeem 416,997 shares of this stock during the fiscal year ended October 31, 1996. The Company does not intend to redeem any additional shares of non-redeemable preferred stock.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

14. Related Party Transactions:

As described above, during the year ended October 31, 1996 the Company voluntarily redeemed 416,997 shares of Series C Preferred Stock. Of this total 401,997 shares were redeemed from an affiliate, Blue Chip Computerware, Inc., for consideration of $1.00 per share, equivalent to the price Blue Chip paid to acquire the shares. This was done in connection with the financial reorganization of Blue Chip. As of October 31, 1997, the Company had loaned $127,000 to an officer of the Company.


15. Stock Options and Warrants;

         The Company accounts for stock options and warrants granted to employees in accordance with APB #25 and for non-employees in accordance with FASB #123. As of October 31, 1997, the Company has granted, at the market price on date of grant, options and warrants to purchase 985,000 shares of the Company's common stock, consisting of 90,000 options granted to vendors, 35,000 options granted to a Director, 5,000 options granted to a customer, 175,000 options granted to 2 key officers of the Company and 680,000 options/warrants granted to various consultants and investment bankers.

         The options/warrants are exercisable at any time during the period they are outstanding, the following summarizes the activity during the periods presented:
                                    Employees              Non-employees
                             -------------------------- --------------------
                                            Weighted                Weighted
                                            Average                 Average
                                            Exercise                Exercise
                               Shares       Price        Shares     Price
                              ------------- ------------ ---------- --------


Outstanding at October 31,
1995                            -0-           -0-         $40,000    $1.00

Granted during Fiscal Year
Ended 1996                     50,000        $2.00         30,000     2.00
                              ------------- ------------ ---------- --------

Outstanding at October 31,     50,000         2.00         70,000    $1.43
1996

Granted during Fiscal Year
Ended 1997                    125,000        3.125        740,000     2.16
                              ------------- ------------ ---------- --------

Outstanding at October 31,
1997                          175,000        $2.80        810,000    $2.10
                              ------------- ------------ ---------- --------

          At October 31, 1997 none of the above option/warrants have been exercised, forfeited or expired. Pro forma information, pursuant to FAS #123, giving effect to the fair value of employee and non-employee options/warrants granted during the fiscal year ended 1997 is not presented as such information is not materially different from the historical information presented.




16.  Supplemental Cash Flow Information:

                                                Year Ended       Year Ended
                                             October 31, 1997  October 31, 1996


Interest paid                                       $44,616        $32,648
Income taxes paid                                        --             --

Non-cash investing and financing activities:
   Exchange of common stock for capital
      assets                                      1,001,534        410,000
   Sale of market area for note                         --         209,289

Exchange of common stock for consulting
  services                                        1,614,062            --

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

17. Commitments and Contingencies

(a) Leases --

The Company rents real and personal property under various non-cancelable leases expiring at various dates through 2004. Certain of the leases include renewal options and provisions for additional rental payments based on various formulas such as cost of living adjustments, real estate tax and operating expense escalations and escalations based on gross revenues. Total rent expense charged to operations approximated $511,000 and $277,000 for the years ended October 31, 1997 and 1996, respectively. These amounts included contingent rental expense of approximately $7,000 and $21,000, respectively.

Minimum annual rental commitments under leases in effect at October 31, 1997 are summarized as follows:

                                                                   Equipment
         Year Ended October 31,        Real Estate                  & Other
         ----------------------        ------------                 ---------

                  1998                    $ 466,000                  $ 26,000
                  1999                      437,000                     1,000
                  2000                      388,000                        --
                  2001                      370,000                        --
                  2002                      374,000                        --
                  Later years             1,031,000                        --
                                        ------------                ---------
Total minimum lease payments             $3,066,000                   $27,000
                                        ============                =========




(b) Employment Agreements --

The Company entered into employment contracts with the three principal former shareholders of Sammy's as part of the acquisition. The employment contracts provided for annual salaries through December 31, 1996 and include non-compete covenants through December 31, 1998. Additionally the former shareholders are entitled to receive monthly payments equal to 10% of the single unit franchising fees paid to the Company for the period through September, 1999.

The total compensation expense under these "Sammy's" agreements for the years ended October 31, 1997 and 1996 was $47,010 and $224,341, respectively, and such amounts have been reflected as Settlement Costs - Employment Contracts on the accompanying Statement of Operations.

The Company entered into an employment contract with the former president and principal shareholder of St. Pete Bagels as part of the Acquisition. Effective September 19, 1997, the employment contract provides for a first year salary of $75,000, and $85,000, annually, for the next four years. Additionally, it provides for compensation of 10% of the franchise fees paid for franchises sold or renewed within a specified territory and 20% royalties received from franchised stores.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

17. Commitments and Contingencies (continued)

(c)  Contingencies --

From time to time the Company is involved in litigation arising in the ordinary course of its business. The Company is not currently engaged in any legal proceedings which are expected, individually or in the aggregate, to have a material adverse effect on the accompanying financial statements.

18. Common Stock:

Initial Public Offering:

As of December 5, 1996, the Company effected a one-for-two reverse split of the Company's Common Stock, completion of which was a condition to the closing of the Offering. These financial statements, including the notes thereto, give effect to this reverse stock split.

On December 17, 1996, the Company completed a public offering of 1,100,000 shares of the Company's common stock for a public offering price of $3.50 per share yeilding the Company net proceeds of $2,752,000. In January of 1997, the underwriters of the initial public offering exercised their over-allotment option by purchasing an additional 165,000 shares at a price yielding net proceeds to the Company of $483,000.

The Company also sold to the Underwriter, for nominal consideration, warrants to purchase 110,000 shares of the Company's common stock at an aggregate price. These warrants have not been exercised and expire in 2001.

Non-cash Stock Issuance:

The Company exchanged common stock for capital assets of $1,001,584 and consulting services of $1,614,062 during fiscal year ended October 31, 1997. These transactions resulted in the issuance of 514,800 and 950,000 shares respectively valued at the current market price at date of issuance. The accompanying Consolidated Statement of Operations includes approximately $728,000 of consulting expenses. The remaining $886,000 is included in Prepaid Expenses on the Consolidated Balance Sheet.

Licensing Arrangement:

In November, 1997, the Company entered into a settlement agreement with a licensee whereby the company repurchased a retail bagel store for $250,000, payable in cash or in common stock of the Company. Subsequent to October 31, 1997 the Company has issued 75,000 shares of common stock representing approximately $50,000 of the consideration. This settlement agreement has been reflected in the accompanying financial statements at October 31, 1997.

Other:

During the year ended October 31, 1996, the Company completed private placements (the "Private Placements") of its common stock pursuant to which it received an aggregate of $2,413,986, net of expenses of $48,514. Included in the proceeds was property consisting of two retail bagel stores in the final stages of construction, valued at $410,000.

19. Convertible Debentures:

During July and August 1997, the Company completed the sale of $950,000 of 5% Convertible Debentures to "Non-U.S. Persons" as defined in Regulation S under the Securities Act of 1933. The debentures are convertible into shares of the Company's common stock at a price which is the lesser of a 15% discount of the five day average closing price of the Company's common stock prior to the date of funding or a 30% discount of the five day average closing price of the Company's common stock prior to the date of conversion. The discount for the beneficial conversion feature has been computed as of the funding dates and is credited to paid in capital and is charged to operations as interest expense using the interest method over the 41 day period which represents the first dates the debentures are convertible. Interest expense in the accompanying Consolidated Statement of Operations includes $410,143 of discount amortization for fiscal year ended October 31, 1997. As of October 31, 1997 the $950,000 Debentures have been converted to 1,052,367 shares of common stock.

On September 16, 1997, the Company completed a private placement issue of 6%

Convertible Debentures aggregating $2,600,000 under Regulation D under the Securities Act of 1933. The Debentures were payable in two tranches. The first tranche was paid on September 16, 1997. The Debentures are convertible into shares of the Company's common stock at the option of the Holder at a discount ranging from 18% to 25% of the market price at the conversion date. The Debentures provide for an annual interest rate of 6% payable quarterly and require the Company to file a Form SB-2 Registration Statement for the shares underlying the Convertible Debenture. Such Registration Statement became effective on December 12, 1997. The discount for the beneficial conversion feature that represents an amount that would be incurred if the Debentures were converted on the date they were funded has been credited to paid in capital and is charged to operations as Interest Expense. Interest Expense in the accompanying Consolidated Statement of Operations includes $260,534 for discounts for fiscal year ended October 31, 1997. The Convertible Debenture matures on September 30, 1999.

Under the terms of the Debenture, the market price of the Company's common stock must have exceeded $1.25 per share for 20 out of 30 trading days during a specified period as a requisite to the funding of the second $1,300,000 tranche. The Company's common stock did not trade at those levels during the specified period, and the Company's right to require funding of the second tranche has thus expired.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1997

20. Subsequent Events:

Acquisition:
         In December, 1997, the Company purchased four previously operating retail bagel stores in Toledo, Ohio which the Company intends to reopen as Company owned stores. The consideration was approximately 300,000 shares of the Company's common stock. On December 9, 1997 the Company issued 147,971 shares and on January 30, 1998 the Company authorized the issuance of the remaining shares.

Capital Transactions:
         In December, 1997, the Company sold $300,000 of Series D 8% Convertible Preferred Stock and 300 Warrants. Each warrant entitles the holder to purchase 350 shares of the Company's common stock. The Debentures are convertible into shares of the Company's common stock at the option of the holder at a 20% discount of the average market price for five days prior to the conversion date. The holder of the Series D Convertible Preferred Stock subsequently elected to convert $100,000 of this Preferred Stock into 410,810 shares of the Company's common stock.

         In January 1998, the Company sold $275,000 of Series E 12% Convertible Preferred Stock. The Debentures are convertible into shares of the Company's common stock at the option of the holder at a 30% discount of the average market price for five days prior to the conversion date.

         In January, 1998 the Company issued 805,753 shares of its common stock to the holders of the 6% Convertible Debentures, discussed at Note 19, for conversion of $120,000 of said Note.

         In connection with the addition of a gourmet soup business, the Company issued a total of 375,000 shares of common stock to two unrelated entities in November, 1997.

         In February 1998 the Company issued 320,000 restricted shares of its common stock to two of its officers for services rendered.


Impairment of assets

         Subsequent to October 31, 1997 the Sub-lessor of premises from whom the Company sub-leased two retail bagel store facilities filed for protection under Federal Bankruptcy Laws. The Company has subsequently vacated these premises and anticipates recognizing losses approximating $320,000 in the first quarter of fiscal year ended October 31, 1998.

NASDAQ maintenance requirements

         The Company's stock is currently quoted on the NASDAQ Small Capital Stock Market. NASDAQ trading criteria require the per share price of a company's common stock be above $1 per share. Subsequent to October 31, 1997 the price per share of the Company's common stock has been trading below $1. Presently, the Company does not meet the $2 million minimum tangible net worth criteria for continued listing on the NASDAQ. Management of the Company is developing plans to meet the NASDAQ criteria for continued listing. In the event of a delisting, the Company will be in default of certain debenture provisions.

              ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET


                                                                                (Unaudited)
                                                                                  April 30,                 October 31,
                                                                                ------------                -----------
                                                                                    1998                       1997
                                                                                ------------                -----------
                                  ASSETS
Current Assets:
   Cash                                                                            $71,894                     $326,603
   Accounts receivable, net of allowances for possible
      losses of $12,000 and $12,000 respectively                                   401,100                      284,645
   Notes receivable, current portion                                                49,290                       20,441
   Notes receivable - officer                                                      127,000                      127,000
   Inventories                                                                     105,406                      133,810
   Prepaid expenses                                                                854,289                      918,775
                                                                                ----------                   ----------
   Total Current Assets                                                          1,608,979                    1,811,274

Property, Plant and Equipment, at cost less accumulated depreciation
   and amortization of $417,362 and $377,765 respectively                        2,584,132                    2,025,387
Intangible Assets, net of accumulated amortization of $639,276 and
   $583,096 respectively                                                           904,708                    1,261,146
Security Deposits                                                                   89,828                       90,028
Notes receivable - long-term                                                        56,696                       55,099
                                                                                ----------                   ----------

   Total Assets                                                                 $5,244,343                   $5,242,934
                                                                                ==========                   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Notes payable                                                                   $76,726                      $80,693
   Accounts payable and accrued expenses                                         2,058,676                    1,568,659
   Capitalized lease obligations - current maturities                               48,422                       62,710
   Loans from stockholders - current maturities                                      5,850                        4,757
   Current maturities of long-term debt                                            174,042                       58,378
   Deferred franchising revenue, current portion                                    32,105                       33,505
                                                                                ----------                   ----------
      Total Current Liabilities                                                  2,395,821                    1,808,702

Capitalized Lease Obligations                                                       60,514                       69,478
Loans from stockholders                                                              5,454                        1,398
Long-term debt                                                                     191,072                      299,908
Convertible debentures                                                             300,000                    1,300,000
Deferred franchising revenue                                                             0                       26,290
                                                                                ----------                   ----------
      Total Liabilities                                                          2,952,861                    3,505,776
                                                                                ----------                   ----------
Commitments and contingencies
Redeemable preferred stock, Series B, 60,000 shares issued and outstanding
    Redemption value of $300,000 at April 30, 1998                                 280,630                      268,033
                                                                                ----------                   ----------
Stockholders' Equity (Deficit):
   Non-redeemable convertible preferred stock, no par value, Series A,
    190,000 shares authorized, 10,000 issued and outstanding, Series B,
    180,000 shares authorized 60,000 shares issued and outstanding,
   Series C, 1,600,000 shares authorized 832,934 issued and outstanding,
   Series E, 275 authorized, 275 and 0 shares issued and outstanding, respectively, Series F, 5,000 shares authorized 5,000 and 0 shares issued and outstanding, respectively, Series G, 10,000 shares
   authorized, 10,000 and 0 issued and outstanding, respectively                 1,404,874                      322,470

   Common stock, no par value, 20,000,000 shares authorized,
       2,390,806 and 599,940 shares issued and outstanding respectively         12,455,397                   11,130,669
   Accumulated deficit                                                         (11,849,419)                  (9,984,014)
                                                                                ----------                   ----------
                                                                                 2,010,852                    1,469,125
                                                                                ----------                   ----------
   Total Liabilities and Stockholders' Equity (Deficit)                         $5,244,343                   $5,242,934
                                                                                ==========                   ==========

                     The Accompanying Notes to Consolidated
    Financial Statements are an integral part of these financial statements.

              ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF OPERATIONS
                               (Unaudited)


                                                              Three Months Ended                     Six Months Ended
                                                                   April 30,                             April 30,
                                                        --------------------------------       -------------------------------
                                                            1998               1997               1998               1997
                                                        -------------      -------------       ------------       ------------

Revenues:
   Store sales                                              $460,661           $381,789         $1,069,376           $720,179
   Franchising revenue                                        33,539             70,581             74,447            399,401
   Equipment and product sales                               437,447            185,050            631,119            356,443
                                                        -------------      -------------       ------------       ------------
                                                             931,647            637,420          1,774,942          1,476,023
                                                        -------------      -------------       ------------       ------------


Operating expenses:
   Cost of Sales - equipment and
     product costs and store operations,
     exclusive of depreciation and amortization              714,608            427,170          1,382,760            850,887
   Cost of Sales - franchising activities,
     exclusive of depreciation and amortization                    0                  0            436,490            190,473
   Selling, general and administrative expenses              678,673            814,964          1,328,161          1,589,413
   Loss on disposal of equipment                              (3,939)                 0            245,120                  0
   Depreciation and amortization                              56,139             79,922            162,575            148,941
   Settlement Costs - Employment Contracts                         0                  0                  0             47,010
                                                        -------------      -------------       ------------       -------------
                                                           1,445,481          1,322,056          3,555,106          2,826,724
                                                        -------------      -------------       ------------       -------------

Operating loss                                              (513,834)          (684,636)        (1,780,164)        (1,350,701)

Interest expense                                              19,865              7,911             85,241             18,252
                                                        -------------      -------------       ------------       ------------

Net loss                                                   ($533,699)         ($692,547)       ($1,865,405)        ($1,368,953)
                                                        =============      =============       ============       =============

Adjusted net loss for net loss per common
     share calculation:
Net loss                                                   ($533,699)         ($692,547)       ($1,865,405)        ($1,368,953)
Increase in carrying amount of redeemable
     preferred stock                                          (6,448)           (19,072)           (12,596)            (31,981)
                                                        -------------      -------------       ------------        ------------
Net loss attributable to common stock                      ($540,147)         ($711,619)       ($1,878,001)        ($1,400,934)
                                                        =============      =============       ============        ============

Shares outstanding:
   Weighted average number of common shares
     outstanding                                           1,581,798            321,002          1,495,373             285,863
Adjusted shares outstanding                                1,581,798            321,002          1,495,373             285,863
                                                        =============      =============       ============        ============
Net loss per common share                                     ($0.34)            ($2.22)            ($1.26)             ($4.90)
                                                        =============      =============       ============        ============


           The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

              ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF CASH FLOWS
                               (Unaudited)

                                                                                              Six Months Ended
                                                                                                  April 30,
                                                                                ----------------------------------------------
                                                                                      1998                         1997
                                                                                -----------------            -----------------

Cash Flows from Operating Activities:
      Net loss                                                                       ($1,865,405)                 ($1,368,953)
      Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
        Depreciation and amortization                                                    162,575                      148,941
        Decrease (increase) in:
           Accounts receivable                                                          (116,455)                    (166,133)
           Inventories                                                                    28,404                      (32,440)
           Notes receivable                                                              (30,446)                     (97,000)
           Prepaid expenses                                                               64,486                      153,829
           Security deposits                                                                 200                      (59,012)
        Increase (decrease) in:
           Accounts payable and accrued expenses                                         490,017                     (375,164)
           Deferred franchising revenue                                                  (27,690)                     (92,500)
                                                                                -----------------            -----------------
              Total adjustments                                                          571,091                     (519,479)
                                                                                -----------------            -----------------
              Net cash (used in) operating activities                                 (1,294,314)                  (1,888,432)
                                                                                -----------------            -----------------


Cash Flows from Investing Activities:
      Capital expenditures                                                              (598,342)                    (140,676)
      Business acquired, net of cash received                                           (453,943)                     (62,349)
                                                                                -----------------            -----------------
        Net cash (used in) investing activities                                       (1,052,285)                    (203,025)
                                                                                -----------------            -----------------

Cash Flows from Financing Activities:
      Proceeds from issuance of common stock                                           1,324,728                    3,235,337
      Proceeds from issuance of preferred stock                                        1,082,404                            0
      Redemption of preferred stock                                                     (300,000)                    (338,513)
      Payments of notes payable                                                           (3,967)                    (194,899)
      Payments of capitalized lease obligations                                          (23,252)                     (53,214)
      Payments of loans from stockholders                                                  5,149                      (11,709)
      Payments of current maturities of long-term debt                                     6,828                       (9,299)
                                                                                -----------------            -----------------
        Net cash provided by financing activities                                      2,091,890                    2,627,703
                                                                                -----------------            -----------------

Net increase in cash                                                                    (254,709)                     536,246

Cash - beginning of period                                                               326,603                       84,302
                                                                                -----------------            -----------------

Cash - end of period                                                                     $71,894                     $620,548
                                                                                =================            =================

                The Accompanying Notes to Consolidated Financial
         Statements are an integral part of these financial statements.

              ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED APRIL 30, 1998
                               (Unuadited)


                                                     Common Stock             Preferred Stock
                                                -----------------------    ----------------------    Accumulated
                                                 Shares       Amount        Shares       Amount        Deficit          Total
                                                ---------   -----------    ---------   ----------    ------------    -------------
Balance at October 31, 1997:                      599,940   $11,130,669      902,934     $322,470     ($9,984,014)    $1,469,125
Common stock issuance for services                294,833       473,786                                                 $473,786
Conversion of convertible debentures
   to common stock                                307,069       180,000                                                 $180,000
Common stock issuance - acquisition
   of business                                     29,594       295,942                                                  295,942
Conversion of preferred stock to common
   stock                                          996,870       300,000         (300)    (300,000)                             0
Preferred stock issuance                                                      15,575    1,395,000                     $1,395,000
Increase in carrying amount of redeemable
   preferred stock                                  --                                    (12,596)                       (12,596)
Exercise of warrants to purchase common
   stock                                          162,500        75,000                                                  $75,000
Net Loss                                                                                               (1,865,405)    (1,865,405)
                                                ---------   -----------    ---------   ----------    ------------    ------------

Balance at April 30, 1998                       2,390,806   $12,455,397      918,209   $1,404,874    ($11,849,419)    $2,010,852
                                                =========   ===========    =========   ==========    =============   ============

                The Accompanying Notes to Consolidated Financial
         Statements are an integral part of these financial statements.

             ALL AMERICAN FOOD GROUP, INC. & AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      GENERAL

         The Company was formed in September 1993 under the name Jutland
Food Group, Inc., for the purpose of establishing a chain of franchised bagel stores. In October 1993, the Company acquired substantially all of the assets of Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc. The assets acquired consisted of a bagel equipment business and two retail bagel stores. On September 29, 1994, the Company acquired all of the outstanding stock of four interrelated corporations all conducting business under the tradename "Sammy's New York Bagels," The acquisition consisted of three certified kosher retail bagel stores and a bagel production facility, all operating under rabbinical supervision. Effective October 31, 1995 the company changed its fiscal year to October 31st. The Company changed its name to All American Food Group, Inc. on October 24, 1995. Effective September 23, 1997 the Company acquired four operating stores, a bagel production facility, and 2 franchised stores operating under the name"St. Pete Bagel Company".


         The Company is principally engaged in the development of a retail chain of franchised bagel stores, including the operation of a certain number of Company-owned stores for training, marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's New York Bagels" and "Sammy's New York Bagels."

         The Company has recently developed a line of gourmet soups, for sale in its own and franchised bagels stores, as well as forming the basis of a separate retail concept for expansion through licensing and franchising. Sold under the name "SoupChef", the soup is manufactured for the Company under a supplier contract, and will provide the Company with an additional revenue source beginning in September of 1998.


(2)      BASIS OF PRESENTATION

         The consolidated financial statements have been prepared by All American Food Group, Inc. (the "Company") and are unaudited. The financial statements have been prepared in accordance with the instructions for Form 10-QSB and, therefore do not necessarily include all information and footnotes required by generally accepted accounting principles. In the opinion of the Company, all adjustments (all of which were of a normal recurring nature) necessary to present fairly the Company's financial position, results of operations and cash flows as of April 30, 1998 and for all periods presented have been made. A description of the Company's accounting policies and other financial information is included in its October 31, 1997 audited financial statements filed on Form 10-KSB. The consolidated results of operations for the quarter and six month periods ended April 30, 1998 are not necessarily indicative of the results expected for the full year.

All historical share and per share data have been adjusted to reflect the 1:10 reverse split completed by the Company on 2/24/97.

             ALL AMERICAN FOOD GROUP, INC. & AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)      NET LOSS PER COMMON SHARE

         Net loss per common share was determined by dividing net loss, as adjusted, by the weighted average number of common shares outstanding,. The net loss for each period ended April 30, 1998 was adjusted by the increase in the carrying amount of redeemable preferred stock.

(4)      CAPITAL TRANSACTIONS

         A. PREFERRED STOCK

         On March 30, 1998 the Company sold 10,000 shares of its Series G Preferred stock for total consideration of $100,000. The preferred stock is convertible into common stock at a 25% discount to the market price, and the Company is obligated to file a registration statement to register underlying shares. As of the date of this report none of these shares have been converted into common stock, and the registration statement has not been filed by the Company.

         On February 25, 1998 the Company issued 5,000 shares of its Series F Preferred stock in an exchange for $500,000 its outstanding Convertible Debentures, originally issued in September of 1998 for total consideration of $500,000. Conversion terms of the Series F Preferred stock are the same as the Debenture, and the Company is required to include the underlying shares in its registration statement filing.

         B. ISSUANCE OF COMMON STOCK

         On February 24 and March 6, 1998 the Company issued a total of 147,403 common shares upon the conversion of its Series D Preferred Stock.

         On March 18, 1998 the Company issued a total of 220,690 shares of its common stock in partial conversion of its $1.3 million issue of Convertible Debentures.

         On March 6, the Company issued 100,000 shares of common stock upon the exercise of warrants to purchase the stock at $.50, and 62,500 shares upon the exercise of warrants to purchase the stock at $.35. These transactions produced total consideration to the Company of $75,000.

         On April 2, 1998 the Company issued 93,000 shares to various vendors and employees of the Company as compensation for services rendered.

         On April 27, 1998 the Company issued a total of 249,333 registered shares and an additional 285,000 shares of Restricted stock, in connection with the hiring of a public relations firm rendering services to the Company under a consulting agreement relating to increasing the Company's visibility in the financial community.

(5)   SUBSEQUENT EVENTS

         A. On May 4, 1998 the holder of the Company's Series E Preferred Stock, originally issued on January 11, 1998, converted the preferred shares into 809,286 shares of common stock, which stock is to be included in the Company's registration statement.

         B. Between May 11, 1998 and June 3, 1998 the Company sold a total of $300,000 of its Convertible Debentures, of which $125,000 was immediately converted into 197,638 shares of common stock.

================================================================================
    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

---------------
TABLE OF CONTENTS

                                                                      Page

Prospectus Summary.................................................     3
Risk Factors.......................................................     6
Dilution...........................................................
Use of Proceeds....................................................    12
Capitalization.....................................................    13
Dividend Policy....................................................    14
Selected Financial Data............................................
Management's Discussion and Analysis
  or Plan of Operation.............................................    14
Business...........................................................    18
Management.........................................................    33
Certain Transactions...............................................    37
Principal Shareholders.............................................    37
Description of Securities..........................................    38
Shares Eligible for Future Sale....................................    40
Legal Matters......................................................    40
Experts............................................................    40
Additional Information.............................................    40
Index to Financial Statements......................................    F-1

---------------

    Until        , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

    The Company's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Company's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Company and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Company believes that the protection provided by these provisions will help the Company attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

SEC Registration Fee                                $   148

Printing and Engraving Expenses                       5,500

Legal Fees and Expenses                              25,000

Accounting Fees and Expenses                          2,500

Registrar and Transfer Agent Fees and Expenses        1,000

Miscellaneous Expenses                                5,852

Total                                               $40,000

All of the costs identified above will be paid by the Company.

Item 26.  Recent Sales of Unregistered Securities.

        The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein.

    In September 1994 and October 1995, the Company issued 120,000 and 70,000 shares, respectively, of Series A Partially Redeemable Convertible Preferred Stock to Howard Goldberg in connection with the Company's acquisition of the assets of the Goldberg Companies and as part of the reconciliation of all outstanding indebtedness and other obligations incurred in connection therewith.

    During the nine months ended October 31, 1995, Blue Chip purchased 425,000 shares of Series C Convertible Preferred Stock at a price of $1.00 per share. During the three-month period ended January 31, 1996, Blue Chip Computerware, Inc. purchased an additional 50,000 shares of Series C Convertible Preferred Stock at the price of $1.00 per share.

    On August 4 and December 4, 1995, the Company sold 21,500 and 25,000 shares, respectively, of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

    On October 31, 1995, the Company issued 2,500 shares of Common Stock to an employee in lieu of compensation in the amount of $1,750.

    On December 4, 1995, the Company sold 25,000 shares of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

    Between January 24, 1996 and April 29, 1996, the Company sold an aggregate of 886,951 shares of Common Stock in two separate private placements at a purchase price of either $2.00 or $4.00 per share. In connection with the private placements, the Company has received $2,414,000 (net of expenses of $48,000) including cash and other consideration valued at $410,000 which was accepted in the form of two retail bagel stores in the final stages of construction.

    Pursuant to an agreement to which the Company and the principal shareholders of the corporation (the "Bleecker Corporation") that owned the Goldberg's store on Bleecker Street in New York, New York were parties, and an agreement between the Company and the corporation (the "Nanuet Corporation") that owned the Goldberg's store in Nanuet, New York, the Company initially agreed to issue a total of 60,000 shares of its Common Stock to such principal shareholders of the Bleecker Corporation and a total of 42,501 shares of its Common Stock to the Nanuet Corporation. At the request of these holders, stock certificates representing an aggregate of 102,501 shares were issued to the shareholders in the Bleecker Corporation and/or the Nanuet Corporation.

    In April 1997, the Company issued 10,000 shares of common stock to Terry Schiffern in exchange for certain office furniture.

    In April 1997, the Company issued 12,500 shares of common stock to Gary Lengel and 12,500 shares of common stock to Jack Lengel in connection with the Company's purchase of the Connecticut-based retail bagel store chain known as The Bagel Connection.

    In July-August 1997 the Company sold $950,000 of convertible debentures to "non-U.S. persons" as defined in Regulation S. The debentures are due in July 2000, bear interest at the rate of 5% and are payable at the Company's option in cash or common stock. The debentures were convertible into shares of the Company's common stock at a price which is the lesser of a 15% discount of the five day average closing price of the Company's common stock prior to the date of funding or a 30% discount of the five day average closing price of the Company's common stock prior to the date of conversion.

    In September, 1997, the Company completed a private placement of an issue of 6% Convertible Debentures in the total amount of $2,600,000, payable in two tranches. The first tranche of $1,300,000 was paid on September 16, 1997. The terms of the Convertible Debentures provide for an annual interest rate of 6% payable quarterly, provide for conversion into shares of common stock at the option of the holder at a 25% discount to the five day average closing price of the Company's Common Stock prior to the date of conversion.

    In September 1997, the Company issued 191,823 shares of common stock to Kurt Cuccaro and Mary Cuccaro, as tenants by the entireties, 239,900 shares of its common stock to Kurt Cuccaro individually, and 48,077 shares of its common stock to Cindy Richmond in connection with the Company's acquisition of the Tampa, Florida-based retail bagel store chain known as St. Pete's Bagels.

    In February 1998, the Company issued 5,000 shares of Series F Preferred Stock in exchange for $500,000 principal amount of its 6% Convertible Debentures. The Preferred Stock is convertible into Common Stock at a 25% discount to the five day average closing price of the Common Stock prior to conversion.

    In March 1998, the Company issued 10,000 shares of Series G Preferred Stock in a private placement with two accredited non-U.S. investors. The Preferred Stock is convertible into Common Stock at a 35% discount to the five day average closing price of the Common Stock prior to the date of conversion.

    In May 1998, the Company issued 25,000 shares of Series H Preferred Stock in a private placement with two accredited non-U.S. investors. The Preferred Stock is convertible into Common Stock at a 25% discount to the five day average closing price of the Common Stock prior to the date of conversion.

    Item 27.  Exhibits.

    The following exhibits are filed as part of this Registration Statement:

         3.1 Second Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form SB-2 (File No. 333-4490), as amended (the "Registration Statement")).
         3.2 Certificate of Designations for Series A, B & C Preferred Stock (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).
         3.3 Second Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996 (the "Form 10-KSB Report").
         4.1  Certificate of Designation for Class F Preferred Stock *
         4.2 Certificate of Designation for Class G Preferred Stock (incorporated by reference to Schedule I of Exhibit 10.13 filed herewith).
         4.3 Certificate of Designation for Class H Preferred Stock (incorporated by reference to Schedule I of Exhibit 10.14 filed herewith).
         4.4  Form of Warrant *
         5.1  Opinion of Counsel re: legality of securities being registered.
        10.1 Form of Goldberg's Franchise Agreement (incorporated herein by reference to Exhibit 10.1 of the Registration Statement).
        10.2 Form of Sammy's Franchise Agreement (incorporated herein by reference to Exhibit 10.2 of the Registration Statement).
        10.3 Agreement dated January 12, 1993 with Kof-K Kosher Supervision (incorporated herein by reference to Exhibit 10.3 of the Registration Statement).
        10.4 All American Food Group, Inc. Amended and Restated Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.4 of the Registration Statement).
        10.5 Market Development Agreement covering the State of Arizona (incorporated herein by reference to Exhibit 10.5 of the Registration Statement).

        10.6 Market Development Agreement covering the State of Ohio (incorporated herein by reference to Exhibit 10.6 of the Registration Statement).
        10.7 Market Development Agreement, as amended, covering portions of the State of New York (incorporated herein by reference to Exhibit 10.7 of the Registration Statement).
        10.8 Form of Market Development Agreement (incorporated herein by reference to Exhibit 10.8 of the Registration Statement).
        10.9 Modification and Settlement Agreement between the Company and Howard Goldberg (incorporated herein by reference to Exhibit 10.9 of the Registration Statement).
        10.10 Form of Development Agreement (incorporated herein by reference to Exhibit 10.10 of the Company's Form 10-KSB Report).
        10.11 Abstract of lease entered into by the Company in December 1996 (incorporated herein by reference to Exhibit 10.11 of the Company's Form
10-KSB Report).
        10.12 Agreement and Plan of Merger, dated September 19, 1997, between All American Food Group, Inc,. St. Pete Bagels Acquisition Corp., Sam & Son, Inc., Bagel Man, Inc. and St. Pete Bagel Co., Inc. (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K dated October 7, 1997).
        10.13 Form of Subscription Agreement (Class G Preferred Stock) *
        10.14 Form of Subscription Agreement (Class H Preferred Stock) *
        21.1  Subsidiaries of the Company (incorporated by reference to exhibit
21.1 of the Company's Form 10K- SB Report).
        23.1  Consent of DelSanto & DeFreitas (**).
        23.2  Consent of Counsel (**)
        27.1  Financial Data Schedule. *

----------
* Filed herewith.
** To be filed by amendment.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

    (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to;

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    The undersigned registrant hereby undertakes:

    (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment no. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fairfield, New Jersey, on this 25th day of August, 1998.



                              ALL AMERICAN FOOD GROUP, INC.

                              By: /s/ Andrew Thorburn
                                 ------------------------------
                                 Andrew Thorburn
                                 Chairman, President and Chief Executive Officer (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                      Title                  Date
            ---------                      -----                  ----
       /s/ ANDREW THORBURN        Chairman of the Board,          August 25, 1998
       --------------------       Directors, President and
         Andrew Thorburn          Chief Executive Officer

        /s/ ROBERT BAGNELL        Chief Financial Officer         August 25, 1998
       --------------------       and Director
         Robert Bagnell

      /s/ MICHAEL VIZZIELLO       Vice President and Director     August 25, 1998
      --------------------
        Michael Vizziello

         /s/ TOM LISKER           Director                        August 25, 1998
       --------------------
           Tom Lisker

                                     II-6


